Filed pursuant to Rule 424(b)(5)

Registration No. 333-270835

PROSPECTUS SUPPLEMENT

(To Prospectus Dated April 6, 2023)

$12,000,000

American Depositary Shares representing Ordinary Shares

We have entered into a certain Open Market Sale AgreementSM, dated as of October 9, 2020, as amended, or Sales Agreement, with Jefferies LLC, or Jefferies, relating to American Depositary Shares, or ADSs, each representing twenty-five ordinary shares, offered by this prospectus supplement and the accompanying prospectus. As of March 31, 2024, we have offered and sold 1,279,566 ADSs for aggregate gross proceeds of $3.1 million ADSs under the Sales Agreement pursuant to our prior registration statement on Form F-3 and accompanying prospectus (Registration Statement No. 333-252575), previously filed with the Securities and Exchange Commission, and the prospectus supplement thereunder, dated October 9, 2020, as amended and September 13, 2022, as amended, respectively. In accordance with the terms of the Sales Agreement, pursuant to this prospectus supplement we may offer and sell ADSs having an aggregate offering price of up to $12,000,000 from time to time through Jefferies, acting as sales agent.

Our ADSs are listed on The Nasdaq Capital Market, or Nasdaq, under the symbol “ASLN.” On April 8, 2024, the last reported sale price of our ADSs was $0.55 per ADS.

The aggregate market value of our outstanding ordinary shares held by non-affiliates, or public float, was approximately $36.6 million, which was calculated based on 560,989,744 ordinary shares (or 22,439,590 ADSs) outstanding held by non-affiliates and a per share price of $0.065 (or $1.63 per ADS) as reported on Nasdaq on March 11, 2024. As of the date of this prospectus supplement, we have not offered any securities pursuant to General Instruction I.B.5. of Form F-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus supplement. Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell securities registered on the registration statement of which this prospectus supplement is a part with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million.

Sales of our ADSs, if any, under this prospectus supplement may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. Jefferies is not required to sell any specific number or dollar amount of securities, but will act as sales agent on a best efforts basis and use commercially reasonable efforts to sell on our behalf all ADSs requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between us and Jefferies. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Jefferies will be entitled to compensation at a fixed commission rate of 3.0% of the gross sales price per ADS sold under the Sales Agreement. See “Plan of Distribution” beginning on page S-44 of this prospectus supplement for additional information regarding the compensation to be paid to Jefferies. In connection with the sale of the ADSs on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Jefferies with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Investing in our ADSs involves a high degree of risk. Before making an investment decision, you should read the information contained in and incorporated by reference under the heading Risk Factors on page S-5 of this prospectus supplement and on page 4 of the accompanying prospectus, and under similar headings in the other documents we have filed or that are filed after the date hereof and are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Jefferies

The date of this prospectus supplement is April 12, 2024.

Prospectus Supplement

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Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering and certain other matters relating to us and our business. The second part, the accompanying prospectus, contains and incorporates by reference important business and financial information about us, a description of our ADSs and ordinary shares and certain other information about us and this offering. This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under the shelf registration process, we may offer certain of our securities having an aggregate offering price of up to $200,000,000. Under this prospectus supplement, we may offer ADSs having an aggregate offering price of up to $12,000,000 from time to time at prices and on terms to be determined by the market conditions at the time of the offering. The $12,000,000 of ADSs that may be sold under this prospectus supplement are included in the $200,000,000 of securities that may be sold under the registration statement. You should read both this prospectus supplement and the accompanying prospectus, including all documents incorporated herein and therein by reference, together with additional information described under “Where You Can Find More Information” below. These documents contain important information that you should consider when making your investment decision.

This prospectus supplement adds to and updates information contained in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference into this prospectus supplement that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference into this prospectus supplement) the statement in the document having the later date modifies or supersedes the earlier statement. You should assume that the information appearing in this prospectus supplement, the documents incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectuses we may provide to you in connection with this offering. We have not, and Jefferies has not, authorized any other person to provide you with any information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell, and seeking offers to buy, ADSs only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the ADSs in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the ADSs and the distribution of this prospectus supplement outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus supplement to the terms “ASLAN,” “ASLAN Pharmaceuticals,” “the company,” “we,” “us” and “our” refer to ASLAN Pharmaceuticals Limited and its subsidiaries.

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PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights information about us, this offering and other information contained elsewhere in this prospectus supplement or incorporated by reference herein, and does not contain all of the information that you need to consider in making your investment decision. We urge you to read this entire prospectus supplement and accompanying prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth on page S-5 of this prospectus supplement and on page 4 in the accompanying prospectus, each under the caption “Risk Factors,” as well as other information in this prospectus supplement and accompanying prospectus and the documents incorporated by reference herein or therein, including the information included in any free writing prospectus that we have authorized for use in connection with this offering, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Company Overview

We are a clinical-stage immunology focused biopharmaceutical company developing innovative treatments to transform the lives of patients.

Our portfolio is led by eblasakimab (also known as ASLAN004), a potential first-in-class human monoclonal antibody that binds to the IL-13 receptor 1 subunit, blocking signaling of two pro-inflammatory cytokines, IL-4 and IL-13 which are central to triggering symptoms of atopic dermatitis, or AD, such as redness and itching of the skin. Eblasakimab has the potential to improve upon current biologics used to treat allergic disease.

We are currently investigating eblasakimab as a therapeutic antibody for moderate-to-severe AD. In July 2023, we reported positive topline data from our Phase 2b TREK-AD study in moderate-to-severe AD, supporting eblasakimab’s potential to deliver a monthly dosing regimen from initiation in AD. We are also investigating eblasakimab in dupilumab-experienced, moderate-to-severe AD patients in the Phase 2 trial, TREK-DX.

We are developing farudodstat (also known as ASLAN003), an orally active, potent inhibitor of human dihydroorotate dehydrogenase, or DHODH that has the potential to be a best-in-class therapy in autoimmune disease. Inhibition of DHODH is demonstrated to have anti-inflammatory and immunomodulatory effects that are selective towards rapidly proliferating lymphocytes, making it an attractive target for immune-mediated inflammatory diseases, such as alopecia areata, or AA. We initiated a Phase 2 clinical trial in AA in the second quarter of 2023.

Corporate Information

ASLAN Pharmaceuticals Pte. Ltd. was incorporated in Singapore in April 2010 and ASLAN Pharmaceuticals Limited was incorporated in the Cayman Islands in June 2014.

In addition to ASLAN Pharmaceuticals Pte. Ltd., our subsidiaries, ASLAN Pharmaceuticals Australia Pty Ltd., ASLAN Pharmaceuticals Hong Kong Limited, ASLAN Pharmaceuticals (Shanghai) Co. Ltd. and ASLAN Pharmaceuticals (USA) Inc. were incorporated in Australia, Hong Kong, China, and the United States in July 2014, July 2015, May 2016, and October 2018, respectively.

Our principal executive offices are located at 3 Temasek Avenue, Level 18 Centennial Tower, Singapore 039190. Our telephone number at this address is +65 6817 9598. Our registered office in the Cayman Islands is at the offices of Walkers Corporate Limited at 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street 18th Floor, New York, NY 10168. Our website address is www.aslanpharma.com. The reference to our website is an inactive textual reference only and the information contained in, or that can be accessed through, our website is not a part of this prospectus supplement.

We conduct our business using the trademark “ASLAN,” “ASLAN PHARMACEUTICALS” and our lion logo, as well as domain names incorporating either or both of these trademarks. “ASLAN” has been registered as a trademark in the U.S., the E.U., Japan, China and Singapore. “ASLAN PHARMACEUTICALS” and our lion logo has been registered in Singapore. This prospectus supplement, the accompanying prospectus and the information incorporated herein by reference contains references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus supplement, the accompanying prospectus and the information incorporated herein by reference, including logos, artwork and other visual displays, may appear without the ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Implications of Being a Foreign Private Issuer

We are considered a “foreign private issuer” under U.S. securities laws. In our capacity as a foreign private issuer, we are exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our securities. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. In addition, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information.

As a foreign private issuer, we are permitted to follow certain home country corporate governance practices instead of those otherwise required under the Nasdaq listing rules for domestic issuers. For instance, we follow home country practice in the Cayman Islands with regard to, among other things, board composition, director nomination procedures and quorum at shareholders’ meetings. Following our home country governance practices in lieu of the corporate governance standards that would otherwise apply to a U.S. domestic issuer listed on The Nasdaq Capital Market may provide less protection than is accorded to investors under the Nasdaq listing rules applicable to domestic issuers.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We will remain a foreign private issuer until such time that more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (1) the majority of our executive officers or directors are U.S. citizens or residents; (2) more than 50% of our assets are located in the United States; or (3) our business is administered principally in the United States.

THE OFFERING

ADSs offered by us	ADSs having an aggregate offering price of up to $12,000,000.
Ordinary shares to be outstanding after this offering:

Up to 985,381,005 ordinary shares (or 39,415,240 ADSs), including ordinary shares represented by ADSs (as more fully described in the notes following this table), assuming sales of 21,818,181 ADSs in this offering at an offering price of $0.55 per ADS, which was the last reported sale price of ADSs on Nasdaq on April 8, 2024. The actual number of ADSs issued will vary depending on the sales prices under this offering.

The ADSs	Each ADS represents twenty-five ordinary shares. The offered ADSs may be evidenced by American Depositary Receipts, or ADRs.
Depositary	JPMorgan Chase Bank, N.A., or JPMorgan
Plan of Distribution	“At the market offering” that may be made from time to time through our sales agent, Jefferies. See “Plan of Distribution” on page S-44 of this prospectus supplement.
Use of Proceeds

We currently intend to use the net proceeds from this offering for working capital and general corporate purposes, including research and development expenses and capital expenditures. See “Use of Proceeds” on page S-9 of this prospectus supplement.

Risk Factors

Investing in our ADSs involves significant risks. See “Risk Factors” on page S-5 of this prospectus supplement, and under similar headings in other documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Nasdaq Capital Market symbol	“ASLN”

All information in this prospectus supplement related to the number of our ordinary shares to be outstanding immediately after this offering is based on 439,926,480 shares of our ordinary shares (or 17,597,059 ADSs) outstanding as of December 31, 2023. The number of ordinary shares outstanding as of December 31, 2023 excluded:

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56,800,175 ordinary shares (or 2,272,007 ADSs) issuable upon the exercise of share options outstanding as of December 31, 2023 under our 2014 Employee Share Option Scheme Plan, or the 2014 Plan, and the 2017 Employee Share Option Plan 1, or the 2017 Plan, and our 2020 Equity Incentive Plan, or the 2020 Plan, at a weighted-average exercise price of $0.91, $1.28 and $0.11 per ordinary share (or $22.73, $32.00, and $2.73 per ADS) for the 2014 Plan, 2017 Plan, and 2020 Plan, respectively;
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319,269 ordinary shares (or 12,771 ADSs) authorized for issuance pursuant to future awards under the 2020 Plan as of December 31, 2023;
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5,096,752 ordinary shares (or 203,870 ADSs) issuable upon the exercise of a warrant held by K2 HealthVentures Equity Trust LLC, at an exercise price of $0.1447 per ordinary share (or $3.6175 per ADS), issued in connection with our Loan, Guaranty, and Security Agreement, as amended, or the K2HV Facility, with K2 HealthVentures LLC, or K2HV;
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52,401,685 ordinary shares (or 2,096,067 ADSs) issuable upon the exercise of pre-funded warrants held by entities affiliated with BVF Partners L.P., at an exercise price of $0.0001 per ordinary share (or $0.0025 per ADS), issued in connection with that certain unit purchase agreement, dated as of February 24, 2023, by and among us and the purchasers named therein, or the Unit Purchase Agreement, in a private placement;
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122,699,550 ordinary shares (or 4,907,982 ADSs) issuable upon the exercise of outstanding warrants held by certain purchasers, at an exercise price of $0.326 per ordinary share (or $8.15 per ADS), issued in connection with the Unit Purchase Agreement;
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125,000,000 ordinary shares (or 5,000,000 ADSs) issued to certain purchasers pursuant to that certain securities purchase agreement, dated as of March 12, 2024, by and among us and the purchasers named therein, or the Securities Purchase Agreement, in a registered offering; and
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125,000,000 ordinary shares (or 5,000,000 ADSs) issuable upon the exercise of outstanding warrants held by certain purchasers, at an exercise price of $0.04 per ordinary share (or $1.00 per ADS), issued in connection with the Securities Purchase Agreement, in a concurrent private placement.

In addition, the number of ordinary shares to be outstanding immediately after this offering as shown above does not include 29,756 ADSs (representing 743,900 ordinary shares) that we sold after December 31, 2023 and prior to the date of this prospectus supplement under the Sales Agreement. In addition, as of the date of this prospectus supplement, 146,404,320 ordinary shares (representing 5,856,172 ADSs) have been issued to JPMorgan Chase Bank, N.A., as depositary, which are being held for future sales and issuances of ADSs, if any, under the Sales Agreement.

Unless otherwise indicated, all information contained in this prospectus supplement assumes no exercise of outstanding options and warrants.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described below and under the section entitled “Risk Factors” in our most recent Annual Report on Form 20-F, as updated by our subsequent reports and documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus, before deciding whether to purchase any of our ADSs in this offering. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our ADSs, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”

Risks Related to This Offering

Our management might apply the net proceeds from this offering in ways with which you do not agree and in ways that may impair the value of your investment.

Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. We intend to use the net proceeds from this offering, if any, for working capital and general corporate purposes, including research and development and capital expenditures. Our management might apply these proceeds in ways with which you do not agree, or in ways that do not improve our financial condition or market value, which could compromise our ability to pursue our growth strategy and adversely affect the market price of our ADSs.

You may experience immediate and substantial dilution in the book value per ADS that you purchase in the offering.

The offering price per ADS in this offering may exceed the net tangible book value per ADS outstanding prior to this offering. Assuming that an aggregate of 21,818,181 of our ADSs are sold at a price of $0.55 per ADS, the last reported sale price of our ADSs on Nasdaq on April 8, 2024, for an aggregate offering price of approximately $12,000,000, and after deducting commissions and estimated offering expenses payable by us, you would experience immediate dilution of $0.60 per ADS, representing the difference between our as adjusted net tangible book value per ADS as of December 31, 2023, after giving effect to this offering, and the assumed offering price. The exercise of outstanding share options or warrants would result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you purchase ADSs in this offering. Because the sales of ADSs offered hereby will be made directly into the market or in negotiated transactions, the prices at which we sell these ADS will vary and these variations may be significant. Purchasers of the ADS we sell, as well as our existing shareholders and holders of our ADSs, will experience significant dilution if we sell ADSs at prices significantly below the price at which they invested.

You may experience future dilution as a result of future equity offerings.

To raise additional capital, we may in the future offer additional ADSs or other securities convertible into or exchangeable for ADSs at prices that may not be the same as the price per ADS in this offering. We may sell ADSs or other securities in any other offering at a price per ADS that is less than the price per ADS paid by investors in this offering, and investors purchasing ADSs or other securities in the future could have rights superior to existing shareholders or ADS holders. The price per ADS at which we sell additional ADSs, or securities convertible or exchangeable into ADSs, in future transactions may be higher or lower than the price per ADS paid by investors in this offering.

The ADSs offered hereby will be sold in “at-the-market” offerings, and investors who buy ADSs at different times will likely pay different prices.

Investors who participate in this offering at different times will likely pay different prices, and may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of ADSs sold, and there is no minimum or maximum sale price. Investors may experience a decline in the value of their investment as a result of sales made at prices lower than the prices they paid.

The actual number of ADSs we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver placement notices to Jefferies at any time throughout the term of the Sales Agreement. The number of ADSs that are sold by Jefferies after delivering a placement notice will fluctuate based on, among other things, the market price of our ordinary shares during the sales period and limits we set with Jefferies. Because the price of each ADS will fluctuate based on, among other things, the market price of our ordinary shares during the sales period, it is not possible at this stage to predict the number of ADSs that will ultimately be issued.

Our U.S. Holders may suffer adverse tax consequences if we are characterized as a passive foreign investment company.

Generally, if for any taxable year (i) 75% or more of our gross income is passive income, or (ii) at least 50% of the average quarterly value of our assets are held for the production of, or produce, passive income, we would be characterized as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes. For purposes of the above calculations, a non-U.S. corporation that directly or indirectly owns at least 25% by value of the shares of another corporation is treated as if it held its proportionate share of the assets of the other corporation and received directly its proportionate share of the income of the other corporation. Passive income generally includes dividends, interest, rents, royalties and capital gains. Based on the nature of our income and the estimated value and composition of our assets, we believe that we were not a PFIC for the taxable year ended December 31, 2023. However, there can be no assurance regarding our PFIC status for any taxable year. If we are characterized as a PFIC, our U.S. shareholders may suffer adverse tax consequences, including having gains realized on the sale of our ADSs or ordinary shares treated as ordinary income, rather than as capital gain, the loss of the preferential rate applicable to dividends received on our ordinary shares by individuals who are “U.S. Holders”, having interest charges apply to distributions by us and the proceeds of share sales and having to comply with certain reporting requirements. As used in this discussion, the term U.S. Holder has the meaning given it in the second paragraph of the discussion described below under “Material Income Tax Considerations – Material U.S. Federal Income Tax Considerations for U.S. Holders.” Certain elections exist that may alleviate some of the adverse consequences of PFIC status and would result in an alternative treatment (such as mark-to-market treatment) of our ADS or ordinary shares; however, while we will consider providing the information necessary for U.S. Holders to make qualified electing fund or QEF, elections if we are classified as a PFIC, we provide no assurance that we will do so, in which case such QEF elections would not be available for a U.S. Holder.

If we are characterized as a PFIC, our U.S. shareholders may suffer adverse tax consequences as described below under “Material Income Tax Considerations – Material U.S. Federal Income Tax Considerations for U.S. Holders.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus and the documents incorporated by reference contain forward-looking statements. These are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the sections titled “Information on the Company,” “Risk Factors” and “Operating and Financial Review and Prospects” incorporated by reference from our most recent Annual Report on Form 20-F, as well as any amendments thereto, filed with the SEC.

In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “could,” “estimate,” “expects,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative or plural of those terms, and similar expressions intended to identify statements about the future, although not all forward-looking statements contain these words. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements.

Any statements in this prospectus supplement and the accompanying prospectus, or in the documents incorporated by reference herein, about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. Within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, these forward-looking statements include, without limitation, statements regarding:

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The outcome, cost and timing of our product development activities and clinical trials;
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Our plans and expected timing with respect to regulatory filings and approvals;
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Our ability to fund our operations;
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Our plans to develop and commercialize our product candidates and expand our development pipeline;
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Our ability to enter into a transaction with respect to commercialization of our products and product candidates;
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The size and growth potential of the markets for our product candidates, and our ability to serve those markets;
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Our sales and marketing strategies and plans;
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Potential market acceptance of our product candidates;
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Potential regulatory developments in the United States and foreign countries;
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The performance of our third-party suppliers and manufacturers;
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Our ability to compete with other therapies that are or become available;
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Our expectations regarding the periods during which we qualify, or do not qualify, as a foreign private issuer under U.S. securities laws or a PFIC for U.S. federal income tax purposes;
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Our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;
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Our expectations regarding the terms of our patents and ability to obtain and maintain intellectual property protection for our product candidates; and
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The impact of health epidemics or pandemics on our operations, research and development and clinical trials and potential disruption in the operations and business of third-party manufacturers, contract research organizations, other service providers and collaborators with whom we conduct business.

As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus supplement, the accompanying prospectus and in the information incorporated by reference in this prospectus supplement and the accompanying prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

You should read this prospectus supplement, the accompanying prospectus and the information incorporated by reference in this prospectus supplement and the accompanying prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

This prospectus supplement, the accompanying prospectus and the information incorporated by reference in this prospectus supplement and the accompanying prospectus may contain market data and industry forecasts that were obtained from industry publications. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we believe the market position, market opportunity and market size information included in this prospectus supplement, the accompanying prospectus and in the information incorporated by reference in this prospectus supplement and the accompanying prospectus is generally reliable, such information is inherently imprecise.

USE OF PROCEEDS

We may issue and sell ADSs having an aggregate offering price of up to $12,000,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the Sales Agreement with Jefferies as a source of financing.

We currently intend to use any net proceeds from the sale of securities under this prospectus supplement to fund activities relating to the continued clinical development of our product candidates and for other general corporate purposes, including, but not limited to, working capital and capital expenditures. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus supplement for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade and interest-bearing securities.

DIVIDEND POLICY

We have never declared or paid a dividend, and we do not anticipate declaring or paying dividends in the foreseeable future. In addition, we are not permitted to dispose of our assets pursuant to the terms of the K2HV Facility without the prior consent of K2HV except for Permitted Transfers (as defined in the K2HV Facility). Further the K2HV Facility contains terms prohibiting or limiting the amount of dividends that may be declared or paid on our ADSs or ordinary shares.

The holders of our ordinary shares would be entitled to receive such dividends as may be declared by our board of directors (or declared by an ordinary resolution of our shareholders, provided no such dividend shall exceed the amount recommended by our board of directors) and is subject to our Twelfth Amended and Restated Memorandum and Articles of Association, or the Articles, and the Companies Act (as amended) of the Cayman Islands, or the Companies Act, and the common law of the Cayman Islands. Under Cayman Islands law, dividends may be paid only out of profits, which include net earnings and retained earnings undistributed in prior years, and out of share premium, a concept analogous to paid-in surplus in the United States. No dividend may be declared and paid unless our directors determine that immediately after the payment, we will be able to satisfy our liabilities as they become due in the ordinary course of business and we have funds lawfully available for such purpose. We are not permitted to pay any dividends or bonuses if (i) we do not have earnings or (ii) we have not yet covered our losses. Our Articles set out further detailed provisions dealing with how we may fund, create reserves for and pay dividends.

Any dividends would be paid to the custodian of the ADSs and would be subject to further distribution to you as a beneficial owner of the underlying ordinary shares by the custodian.

DILUTION

If you invest in our ADSs in this offering, your interest will be immediately diluted to the extent of the difference between the portion of the public offering price per ADS in this offering attributable to each underlying ordinary share represented thereby and the net tangible book value per ordinary share after this offering. Dilution results from the fact that the portion of the public offering price per ADS attributable to each underlying ordinary share represented thereby is substantially in excess of the net tangible book value per ordinary share. As of December 31, 2023, we had a historical net tangible book value of $(13,518,629), or $(0.03) per ordinary share and $(0.77) per ADS. Our net tangible book value per ordinary share represents total tangible assets less total liabilities, all divided by the number of ordinary shares outstanding on December 31, 2023. Our net tangible book value per ADS represents our net tangible book value per ordinary share multiplied by twenty-five (one ADS represents twenty-five ordinary shares).

After giving effect to the sale of 21,818,181 ADSs in this offering at the assumed public offering price of $0.55 per ADS, the last reported sale price of our ADSs on Nasdaq on April 8, 2024, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value at December 31, 2023 would have been $(0.00) per ordinary share and $(0.05) per ADS. This represents an immediate increase in as adjusted net tangible book value of $0.03 per ordinary share and $0.72 per ADS to new investors and immediate dilution of $0.02 per ordinary share and $0.60 per ADS to new investors. The following table illustrates this dilution to new investors purchasing ADSs in this offering:

	Per Ordinary Share	Per ADS
Assumed public offering price	$0.02	$0.55
Net tangible book value as of December 31, 2023	(0.03)	(0.77)
Increase in as adjusted net tangible book value attributable to new investors purchasing ADSs in this offering	0.03	0.72
As adjusted net tangible book value after this offering	(0.00)	(0.05)
Dilution to new investors in this offering	$0.02	$0.60

The table and discussion above is based on 439,926,480 ordinary shares (or 17,597,059 ADS) outstanding as of December 31, 2023 and excludes:

•
56,800,175 ordinary shares (or 2,272,007 ADSs) issuable upon the exercise of share options outstanding as of December 31, 2023 under our 2014 Plan, 2017 Plan, and 2020 Plan, at a weighted-average exercise price of $0.91, $1.28 and $0.11 per ordinary share (or $22.73, $32.00, and $2.73 per ADS) for the 2014 Plan, 2017 Plan, and 2020 Plan, respectively;
•
319,269 ordinary shares (or 12,771 ADSs) authorized for issuance pursuant to future awards under the 2020 Plan as of December 31, 2023;
•
5,096,752 ordinary shares (or 203,870 ADSs) issuable upon the exercise of a warrant held by K2 HealthVentures Equity Trust LLC, at an exercise price of $0.1447 per ordinary share (or $3.6175 per ADS), issued in connection with the K2HV Facility with K2HV;
•
52,401,685 ordinary shares (or 2,096,067 ADSs) issuable upon the exercise of pre-funded warrants held by entities affiliated with BVF Partners L.P., at an exercise price of $0.0001 per ordinary share (or $0.0025 per ADS), issued in connection with the Unit Purchase Agreement, in a private placement;
•
122,699,550 ordinary shares (or 4,907,982 ADSs) issuable upon the exercise of outstanding warrants held by certain purchasers, at an exercise price of $0.326 per ordinary share (or $8.15 per ADS), issued in connection with the Unit Purchase Agreement;
•
125,000,000 ordinary shares (or 5,000,000 ADSs) issued to certain purchasers pursuant to the Securities Purchase Agreement, in a registered offering; and
•
125,000,000 ordinary shares (or 5,000,000 ADSs) issuable upon the exercise of outstanding warrants held by certain purchasers, at an exercise price of $0.04 per ordinary share (or $1.00 per ADS), issued in connection with the Securities Purchase Agreement, in a concurrent private placement.

In addition, the number of ordinary shares to be outstanding immediately after this offering as shown above does not include 29,756 ADSs (representing 743,900 ordinary shares) that we sold after December 31, 2023 and prior to the date of this prospectus supplement under the Sales Agreement. In addition, as of the date of this prospectus supplement, 146,404,320 ordinary shares (representing 5,856,172 ADSs) have been issued to JPMorgan, as depositary, which are being held for future sales and issuances of ADSs, if any, under the Sales Agreement.

Unless otherwise indicated, all information contained in this prospectus supplement assumes no exercise of outstanding options and warrants. To the extent that outstanding share options or warrants are exercised, we grant additional share options or equity awards or we issue additional ordinary shares or ADSs in the future, there will be further dilution to investors participating in this offering.

DESCRIPTION OF SHARE CAPITAL

General

We are an exempted company incorporated in June 2014 with limited liability under the laws of the Cayman Islands and our affairs are governed by:

•
Our Articles;
•
the Companies Act; and
•
the common law of the Cayman Islands.

As of the date of this prospectus supplement, our authorized share capital is $50,000,000 divided into 5,000,000,000 ordinary shares of a nominal or par value of $0.01 per ordinary share. As of December 31, 2023, there were 439,926,480 ordinary shares (or 17,597,059 ADSs) issued and outstanding.

The following are summaries of material provisions of our Articles and the Companies Act insofar as they relate to the material terms of our share capital.

Twelfth Amended and Restated Memorandum and Articles of Association

Subject to other provisions in our Articles, our shareholders may by ordinary resolution increase our authorized share capital or by special resolution reduce the share capital and may also by special resolution amend our Articles.

Ordinary Shares. All of our outstanding ordinary shares are fully paid and non-assessable. No certificates representing the ordinary shares have been issued. Our shareholders who are nonresidents of the Cayman Islands may freely hold and vote their shares.

Dividends. The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. In addition, our shareholders may declare dividends by ordinary resolution, but no dividend shall exceed the amount recommended by our directors. Our Articles provide that the directors may, before recommending or declaring any dividend, set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall be applicable for meeting contingencies or for equalizing dividends or for any other purpose to which those funds may be properly applied. Under the laws of the Cayman Islands, our company may pay a dividend out of any of profit, retained earnings or the credit standing in our company’s share premium account, provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business immediately following the date on which the distribution or dividend is paid.

Voting Rights. Holders of our ordinary shares shall be entitled to one vote per ordinary share. Voting at any shareholders’ meeting is by show of hands unless a poll is demanded (before or on the declaration of the result of the show of hands). A poll may be demanded by the chairman of such meeting or any one or more shareholders present in person or by proxy at the meeting.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the outstanding ordinary shares at a meeting. A special resolution will be required for important matters such as a change of name, making changes to our Articles or approving a merger. Holders of the ordinary shares may, among other things, subdivide, consolidate or increase our share capital by ordinary resolution.

General Meetings of Shareholders. As a Cayman Islands exempted company, we are not obliged by the Companies Act or our Articles to call shareholders’ annual general meetings.

Shareholders’ general meetings may be convened by a majority of our board of directors. Advance written notice of at least seven calendar days (counting from the date service is deemed to take place as provided in our Articles) is required for the convening of any general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of at least one shareholder present or by proxy, representing at least a majority of our paid up voting share capital.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Articles provide general meetings shall also be convened on the requisition in writing of any Shareholder or Shareholders entitled to attend and vote at our general meetings holding at least ten percent of the paid up voting share capital deposited at the Office specifying the objects of the meeting by notice given no later than 21 days from the date of deposit of the requisition duly proceed to convene a general meeting to be held.

Transfer of Ordinary Shares. Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors. Our board of directors may determine to decline to register any transfer of shares for any reason.

Liquidation. On the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay the whole of the share capital, the assets will be distributed so that the losses are borne by our shareholders in proportion to the par value of the shares held by them.

Calls on Shares and Forfeiture of Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares. We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of directors. We may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors and agreed with the relevant shareholder. Under the Companies Act, the redemption or repurchase of any share may be paid out of our profits, retained earnings or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares. If at any time our share capital is divided into different classes (and as otherwise determined by our board of directors) the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class only be materially adversely varied or abrogated with the consent in writing of the holders of not less than two-thirds of the issued shares of the relevant class, or with the sanction of a resolution passed at a separate meeting of the holders of the shares of such class by a majority of two-thirds of the votes cast at such a meeting. The board of directors may vary the rights attaching to any class without the consent or approval of shareholders provided that the rights will not, in the determination of the board of directors, be materially adversely varied or abrogated by such action.

Issuance of Additional Shares. Our Articles authorize our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our Articles also authorize our board of directors to establish from time to time one or more series of preferred shares with the approval of the board of directors and with the approval of a special resolution and to determine, with respect to any series of preference shares, the terms and rights of that series, including the:

•
order, fixed amount or fixed ratio of allocation of dividends and other distributions on preferred shares;
•
order, fixed amount or fixed ratio of allocation of the assets available for distribution on a liquidation of the Company;
•
order of or restriction on the voting rights (including declaring no voting rights whatsoever) of preferred shareholders;
•
other matters concerning rights and obligations incidental to preferred shares; and
•
method by which the Company is authorized or compelled to redeem the preferred shares, or a statement that redemption rights shall not apply.

Prior to the issuance of any preferred shares, the Articles shall be amended to set forth the rights and obligations of the preferred shares. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Inspection of Books and Records. Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our corporate records (except for the memorandum and articles of association of our company, any special resolutions passed by our company and the register of mortgages and charges of our company). However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find More Information.”

Anti-Takeover Provisions. Some provisions of our Articles may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares and limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our Articles for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Exempted Company. We are an exempted company incorporated with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

•
does not have to file an annual return of its shareholders with the Registrar of Companies;
•
is not required to open its register of members for inspection;
•
does not have to hold an annual general meeting;
•
may issue negotiable or bearer shares or shares with no par value;
•
may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);
•
may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•
may register as a limited duration company; and
•
may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other limited circumstances in which a court may be prepared to pierce or lift the corporate veil).

Preference Shares

Pursuant to our Articles, we may issue shares with rights which are preferential to those of ordinary shares issued by us with the approval of our board of directors and with the approval of a special resolution. Our Articles must be amended by special resolution to provide for such preference shares.

Material Differences in Corporate Law

The Companies Act is modeled after the corporate legislation of the United Kingdom but does not follow recent United Kingdom statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in Delaware and their shareholders.

	Delaware	Cayman Islands
Title of Organizational Documents	Certificate of Incorporation Bylaws	Memorandum of Association and Articles of Association

Duties of Directors

Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of its shareholders. The duty of care requires that directors act in an informed and deliberative manner and inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of the corporation’s employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the shareholders.

As a matter of Cayman Islands law, directors of Cayman Islands companies owe fiduciary duties to their respective companies to, amongst other things, act in good faith in their dealings with or on behalf of the company and exercise their powers and fulfill the duties of their office honestly. Five core duties are:

•   a duty to act in good faith in what the directors bona fide consider to be the best interests of the company (and in this regard, it should be noted that the duty is owed to the company and not to associate companies, subsidiaries or holding companies);

•   a duty not to personally profit from opportunities that arise from the office of director;

•   a duty of trusteeship of the company’s assets;

•   a duty to avoid conflicts of interest; and

•   a duty to exercise powers for the purpose for which such powers were conferred.

A director of a Cayman Islands company also owes the company a duty to act with skill, care and diligence. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, there are indications that the courts are moving towards an objective standard with regard to the required skill and care.

	Delaware	Cayman Islands
Limitations on Personal Liability of Directors and Officers

Subject to the limitations described below, a certificate of incorporation may provide for the elimination or limitation of the personal liability of a director or an officer to the corporation or its shareholders for monetary damages for a breach of fiduciary duty as a director or an officer, as applicable.

Such provision cannot limit liability for breach of loyalty, bad faith, intentional misconduct, unlawful payment of dividends or unlawful share purchase or redemption. In addition, the certificate of incorporation cannot limit liability for any act or omission occurring prior to the date when such provision becomes effective.

The Companies Act has no equivalent provision to Delaware law regarding the limitation of director’s liability. However, as a matter of public policy, Cayman Islands law will not allow the limitation of a director’s liability to the extent that the liability is a consequence of the director committing a crime or of the director’s own fraud, dishonesty or willful default.

Indemnification of Directors, Officers, Agents, and Others

A corporation has the power to indemnify any director, officer, employee, or agent of the corporation who was, is, or is threatened to be made a party who acted in good faith and in a manner he believed to be in the best interests of the corporation, and if with respect to a criminal proceeding, had no reasonable cause to believe his conduct would be unlawful, against amounts actually and reasonably incurred.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the consequences of committing a crime, or against the indemnified person’s own fraud or dishonesty.

Interested Directors

Under Delaware law, a transaction in which a director who has an interest is not void or voidable solely because such interested director is present at or participates in the meeting that authorizes the transaction if: (i) the material facts as to such interested director’s relationship or interests are disclosed or are known to the board of directors and the board in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum, (ii) such material facts are disclosed or are known to the shareholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the shareholders, or (iii) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified. Under Delaware law, a director could be held liable for any transaction in which such director derived an improper personal benefit.

Our Articles contain a provision that requires a director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with us to declare the nature of his interest at a meeting of the directors. A general notice given to the directors by any director to the effect that he is to be regarded as interested in any contract or other arrangement which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made. A director who has made the necessary disclosure may vote in respect of any contract or proposed contract or arrangement notwithstanding that he may be interested therein and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the directors at which any such contract or proposed contract or arrangement shall come before the meeting for consideration.

	Delaware	Cayman Islands
Voting Requirements

The certificate of incorporation may include a provision requiring supermajority approval by the directors or shareholders for any corporate action.

In addition, under Delaware law, certain business combinations involving interested shareholders require approval by a supermajority of the non-interested shareholders.

For the protection of shareholders, certain matters must be approved by special resolution of the shareholders as a matter of Cayman Islands law, including alteration of the memorandum or articles of association, appointment of inspectors to examine company affairs, reduction of share capital (subject, in relevant circumstances, to court approval), change of name, authorization of a plan of merger or transfer by way of continuation to another jurisdiction or consolidation or voluntary winding up of the company.

The Companies Act requires that a special resolution be passed by a majority of at least two-thirds or such higher percentage as set forth in the articles of association, of shareholders being entitled to vote and do vote in person or by proxy at a general meeting, or by unanimous written consent of shareholders entitled to vote at a general meeting. Our Articles provide that a resolution in writing signed by all the shareholders for the time being entitled to receive notice of and to attend and vote at our general meetings (or being corporations by their duly authorized representatives) shall be as valid and effective as if the same had been passed at a general meeting duly convened and held.

Voting for Directors

Under Delaware law, unless otherwise specified in the certificate of incorporation or bylaws of the corporation, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

The Companies Act defines “special resolution” only. A company’s articles of association can therefore tailor the definition of “ordinary resolutions” as a whole, or with respect to specific provisions.

Our Articles contain a provision that shareholders may by ordinary resolution appoint any person to be a director. Further, the directors shall have power at any time and from time to time to appoint any person to be a director, either as a result of a casual vacancy or as an additional director, subject to the maximum number (if any) imposed by Ordinary Resolution.

Cumulative Voting	No cumulative voting for the election of directors unless so provided in the certificate of incorporation.	No cumulative voting for the election of directors unless so provided in the articles of association. Our Articles do not expressly provide for cumulative voting on the election of directors.

Directors’ Powers Regarding Bylaws	The certificate of incorporation may grant the directors the power to adopt, amend or repeal bylaws.	The memorandum and articles of association may only be amended by a special resolution of the shareholders.

	Delaware	Cayman Islands
Nomination and Removal of Directors and Filling Vacancies on Board

Shareholders may generally nominate directors if they comply with advance notice provisions and other procedural requirements in company bylaws. Holders of a majority of the shares may remove a director with or without cause, except in certain cases involving a classified board or if the company uses cumulative voting. Unless otherwise provided for in the certificate of incorporation, directorship vacancies are filled by a majority of the directors elected or then in office.

Nomination and removal of directors and filling of board vacancies are governed by the terms of the articles of association.

Mergers and Similar Arrangements

Under Delaware law, with certain exceptions, a merger, consolidation, exchange or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. Under Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair value of the shares held by such shareholder (as determined by a court) in lieu of the consideration such shareholder would otherwise receive in the transaction. Delaware law also provides that a parent corporation, by resolution of its board of directors, may merge with any subsidiary, of which it owns at least 90% of each class of capital stock without a vote by shareholders of such subsidiary. Upon any such merger, dissenting shareholders of the subsidiary would have appraisal rights.

The Companies Act provides for the merger or consolidation of two or more companies into a single entity. The legislation makes a distinction between a “consolidation” and a “merger.” In a consolidation, a new entity is formed from the combination of each participating company, and the separate consolidating parties, as a consequence, cease to exist and are each stricken by the Registrar of Companies. In a merger, one company remains as the surviving entity, having in effect absorbed the other merging party (with the vesting of the undertaking, property and liabilities of the other merging party with the surviving company) that then ceases to exist.

Two or more Cayman Islands companies may merge or consolidate. Cayman Islands companies may also merge or consolidate with foreign companies provided that the laws of the foreign jurisdiction permit such merger or consolidation.

Under the Companies Act, a written plan of merger or consolidation shall be approved by the directors of each constituent company, which then must be authorized by each constituent company by way of (i) a special resolution of the members of each such constituent company; and (ii) such other authorization, if any, as may be specified in such constituent company’s articles of association.

Shareholder approval is not required where a parent company registered in the Cayman Islands seeks to merge with one or more of its subsidiaries registered in the Cayman Islands and a copy of the plan of merger is given to every member of each subsidiary company to be merged unless that member agrees otherwise.

Secured creditors must consent to the merger although application can be made to the Grand Court of the Cayman Islands for such requirement to be waived if such secured creditor does not grant its consent to the merger. Where a foreign company wishes to merge with a Cayman company, consent or approval to the transfer of any security interest granted by the foreign company to the resulting Cayman entity in the transaction is required, unless otherwise released or waived by the secured party. If the merger plan is approved, it is then filed with the Cayman Islands Registrar of Companies along with a declaration by a director of each company. The Registrar of Companies will then issue a certificate of merger which shall be prima facie evidence of compliance with all requirements of the Companies Act in respect of the merger or consolidation.

Our Articles provide that we may merge or consolidate with one or more other companies in accordance with the Companies Act with the approval of a Special Resolution.

Cayman companies may also be restructured or amalgamated under supervision of the Grand Court of the Cayman Islands by way of a court-sanctioned “scheme of arrangement.” A scheme of arrangement is one of several transactional mechanisms available in the Cayman Islands for achieving a restructuring.

Others include share capital exchange, merger (as described above), asset acquisition or control, through contractual arrangements, of an operating business. A scheme of arrangement must not be beyond the powers of the company, as stated in the constitutional documents of the company and also requires the approval of a majority, in number, of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at the meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the Court its view that the transaction ought not be approved, the Court can be expected to approve the scheme of arrangement if it is satisfied that:

•   the statutory provisions as to the required majority vote have been met;

•   the classes which are required to approve the scheme of arrangement have been properly constituted, so that the members of such classes are properly and fairly represented and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

•   the meetings held by the company in relation to the approval of the scheme of arrangement by such classes have been convened and held in accordance with any directions given by the Court; and

•   the scheme of arrangement has been properly explained to the shareholders or creditors so that they have been able to exercise an informed vote in respect of the scheme; the scheme of arrangement is one which an intelligent and honest man, who is a member of the relevant class and properly acting might approve.

When a takeover offer is made and accepted by holders of 90% of the shares within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection may be made to the Grand Court of the Cayman Islands but is unlikely to succeed unless there is evidence of fraud, bad faith or collusion. If the arrangement and reconstruction are thus approved, any dissenting shareholders would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of United States corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

	Delaware	Cayman Islands
Shareholder Suits

Class actions and derivative actions generally are available to shareholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court generally has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.

The rights of shareholders under Cayman Islands law are not as extensive as those under Delaware law. Class actions are generally not available to shareholders under Cayman Islands laws; historically, there have not been any reported instances of such class actions having been successfully brought before the Cayman Islands courts. In principle, we will normally be the proper plaintiff in any claim based on a breach of duty owed to the Company, and a claim against (for example) the Company’s officers or directors usually may not be brought by a shareholder. A derivative action may be brought by a minority shareholder in only limited circumstances. In this regard, the Cayman Islands courts would ordinarily be expected to follow English case law precedent, which would permit a shareholder to commence an action in the company’s name to remedy a wrong done to the company where the act complained of cannot be ratified by the shareholders and where control of the company by the wrongdoer results in the company not pursuing a remedy itself. The case law shows that derivative actions have been permitted in respect of acts that are beyond the company’s corporate power, illegal, where the individual rights of the plaintiff shareholder have been infringed or are about to be infringed and acts that are alleged to constitute a “fraud on the minority.”

	Delaware	Cayman Islands
Inspection of Corporate Records

Under Delaware law, shareholders of a Delaware corporation have the right during normal business hours to inspect for any proper purpose, and to obtain copies of list(s) of shareholders and other books and records of the corporation and its subsidiaries, if any, to the extent the books and records of such subsidiaries are available to the corporation.

Except in respect of the inspection of a Company’s Register of Directors upon payment of a fee at the Registrar of Companies in the Cayman Islands by any person, shareholders of a Cayman Islands exempted company have no general right under Cayman Islands law to inspect or obtain copies of a list of shareholders or other corporate records (other than the register of mortgages or charges) of the company. However, these rights may be provided in the company’s articles of association.

Shareholder Proposals	Unless provided in the corporation’s certificate of incorporation or bylaws, Delaware law does not include a provision restricting the manner in which shareholders may bring business before a meeting.

The Companies Act does not provide shareholders any right to bring business before a meeting or requisition a general meeting. However, these rights may be provided in the company’s articles of association. Our Articles do provide for these rights.

Approval of Corporate Matters by Written Consent

Delaware law permits shareholders to take action by written consent signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of shareholders.

The Companies Act allows a special resolution to be passed in writing if signed by all the voting shareholders (if authorized by the articles of association).

Our Articles authorize such written consents.

Calling of Special Shareholders Meetings	Delaware law permits the board of directors or any person who is authorized under a corporation’s certificate of incorporation or bylaws to call a special meeting of shareholders.

The Companies Act does not have provisions governing the proceedings of shareholders meetings which are usually provided in the articles of association.

Our Articles allow for shareholders’ meetings to be convened on the requisition in writing of any shareholder or shareholders holding at least ten percent of the paid up voting share capital. Our Articles also provide that, in the event that our board of directors does not or cannot convene a general meeting upon the duly delivered requisition of any shareholder or shareholders (as described above), the requisitionists themselves may convene the general meeting in the same manner, as nearly as possible, as that in which general meetings may be convened by the Directors, and all reasonable expenses incurred by the requisitionists as a result of the failure of the Directors to convene the general meeting shall be reimbursed to them by us.

Listing

Our ADSs are listed on The Nasdaq Capital Market under the symbol “ASLN.”

Transfer Agent and Registrar

The transfer agent and registrar for our ADSs is JPMorgan Chase Bank, N.A. Our principal share register is currently maintained by Walkers Corporate Limited and a branch share register is currently maintained by Capital Securities Co., Ltd. The principal share register and the branch share register reflect only record owners of our ordinary shares. Holders of our ADSs will not be treated as one of our shareholders and their names will therefore not be entered in our principal share register or our branch share register. The depositary, the custodian or their nominees will be the holder of the shares underlying our ADSs. For further discussion on our ADSs and ADS holder rights, see “Description of American Depositary Shares” in this prospectus supplement.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

American Depositary Receipts

JPMorgan as depositary will issue the ADSs in connection with an offering. Each ADS will represent an ownership interest in a designated number of our ordinary shares which we will deposit with the depositary or the custodian, as agent of the depositary, under the deposit agreement among ourselves, the depositary and yourself as an ADR holder. In the future, each ADS will also represent any securities, cash or other property deposited with the depositary but which have not distributed directly to you. Unless certificated ADRs are specifically requested by you, all ADSs will be issued on the books of our depositary in book-entry form and periodic statements will be mailed to you which reflect your ownership interest in such ADSs. In our description, references to ADRs shall include the statements you will receive which reflect your ownership of ADSs.

The depositary’s office is located at 383 Madison Avenue, Floor 11, New York, NY, 10179.

You may hold ADSs either directly or indirectly through your broker or other financial institution. If you hold ADSs directly, by having an ADS registered in your name on the books of the depositary, you are an ADR holder. This description assumes you hold your ADSs directly. If you hold the ADSs through your broker or financial institution nominee, you must rely on the procedures of such broker or financial institution to assert the rights of an ADR holder described in this section. You should consult with your broker or financial institution to find out what those procedures are.

As an ADR holder, we will not treat you as a shareholder of ours and you will not have any direct shareholder rights. Because the depositary or its nominee will be the shareholder of record for the ordinary shares represented by all outstanding ADSs, shareholder rights rest with such record holder. Your rights are those of an ADR holder. Such rights derive from the terms of the deposit agreement to be entered into among us, the depositary and all holders from time to time of ADRs issued under the deposit agreement. The obligations of the depositary and its agents are also set out in the deposit agreement. Because the depositary or its nominee will actually be the registered owner of the ordinary shares, you must rely on it to exercise the rights of a shareholder on your behalf. The deposit agreement and the ADSs are governed by New York law. However, our obligations to the holders of ordinary shares will continue to be governed by the Cayman Islands, which may be different from the laws of the United States. Under the deposit agreement, as an ADR holder, you agree that any legal suit, action or proceeding against or involving us or the depositary, arising out of or based upon the deposit agreement, the ADSs, the ADRs or the transactions contemplated thereby, may only be instituted in a state or federal court in New York, New York, and you irrevocably waive any objection which you may have to the laying of venue of any such proceeding and irrevocably submit to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

The following is a summary of what we believe to be the material terms of the deposit agreement. Notwithstanding this, because it is a summary, it may not contain all the information that you may otherwise deem important. For more complete information, you should read the entire deposit agreement and the form of ADR which contains the terms of your ADSs. You can read a copy of the deposit agreement which is filed as an exhibit to the registration statement of which this prospectus supplement forms a part. You may find the registration statement and the attached deposit agreement on the SEC’s website at www.sec.gov.

Share Dividends and Other Distributions

How will I receive dividends and other distributions on the ordinary shares underlying my ADSs?

We may make various types of distributions with respect to our securities. The depositary has agreed that, to the extent practicable, it will distribute to you the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities, after converting any cash received into U.S. dollars (if it determines such conversion may be made on a reasonable basis) and, in all cases, making any necessary deductions provided for in the deposit agreement. The depositary may utilize a division, branch or affiliate of JPMorgan to direct, manage and/or execute any public and/or private sale of securities under the deposit agreement. Such division, branch and/or affiliate may charge the depositary a fee in connection with such sales, which fee is considered an expense of the depositary. You will receive these distributions in proportion to the number of underlying securities that your ADSs represent.

Except as stated below, the depositary will deliver such distributions to ADR holders in proportion to their interests in the following manner:

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Cash. The depositary will distribute any U.S. dollars available to it resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof (to the extent applicable), on an averaged or other practicable basis, subject to (i) appropriate adjustments for taxes withheld, (ii) such distribution being impermissible or impracticable with respect to certain registered ADR holders, and (iii) deduction of the depositary’s and/or its agents’ fees and expenses in (1) converting any foreign currency to U.S. dollars to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner. If exchange rates fluctuate during a time when the depositary cannot convert a foreign currency, you may lose some or all of the value of the distribution.
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Shares. In the case of a dividend or free distribution in ordinary shares, the depositary will issue additional ADRs to evidence the number of ADSs representing such ordinary shares. Only whole ADSs will be issued. Any ordinary shares which would result in fractional ADSs will be sold and the net proceeds will be distributed in the same manner as cash to the ADR holders entitled thereto.
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Rights to receive additional ordinary shares. In the case of a distribution of rights to subscribe for additional ordinary shares or other rights, if we timely provide evidence satisfactory to the depositary that it may lawfully distribute such rights, the depositary will distribute warrants or other instruments in the discretion of the depositary representing such rights. However, if we do not timely furnish such evidence, the depositary may:

(i) sell such rights if practicable and distribute the net proceeds in the same manner as cash to the ADR holders entitled thereto; or

(ii) if it is not practicable to sell such rights by reason of the non-transferability of the rights, limited markets therefor, their short duration or otherwise, do nothing, in which case ADR holders will receive nothing and the rights may lapse.

Other Distributions. In the case of a distribution of securities or property other than those described above, the depositary may either (i) distribute such securities or property in any manner it deems equitable and practicable or (ii) to the extent the depositary deems distribution of such securities or property not to be equitable and practicable, sell such securities or property and distribute any net proceeds in the same way it distributes cash.

If the depositary determines in its discretion that any distribution described above is not practicable with respect to any specific registered ADR holder, the depositary may choose any method of distribution that it deems practicable, including the distribution of foreign currency, securities or property, or it may retain such items, without liability for interest thereon or investment thereof, on behalf of the ADR holder as deposited securities, in which case the ADSs will also represent the retained items.

Any U.S. dollars will be distributed by checks drawn on a bank in the United States for whole dollars and cents. Fractional cents will be withheld without liability and dealt with by the depositary in accordance with its then current practices.

The depositary is not responsible if it fails to determine that any distribution or action is lawful or reasonably practicable.

There can be no assurance that the depositary will be able to convert any currency at a specified exchange rate or sell any property, rights, shares or other securities at a specified price, nor that any of such transactions can be completed within a specified time period. All purchases and sales of securities will be handled by the depositary in accordance with its then current policies, which are currently set forth in the “Depositary Receipt Sale and Purchase of Security” section on www.adr.com (as updated by the depositary from time to time and the location and contents of which the depositary shall be solely responsible for).

Deposit, Withdrawal and Cancellation

How does the depositary issue ADSs? Subject to any restrictions on deposit provided for under the laws of the Cayman Islands and the deposit agreement, the depositary will issue ADSs against the deposit of: (i) ordinary shares in registered form, validly issued and outstanding; (ii) rights to receive ordinary shares from us or any registrar, transfer agent, clearing agent or other entity recording share ownership or transactions, subject in each case to payment of the fees and expenses owing to the depositary in connection with such issuance. In the case of the ADSs to be issued under this prospectus supplement, we will arrange with the underwriters named herein to deposit such ordinary shares.

Ordinary shares deposited in the future with the custodian must be accompanied by certain documents, including Share certificates, and a certified share extract, reflecting the registration of the shares in the name of JPMorgan, as depositary for the benefit of holders of ADRs or in such other name as the depositary shall direct, a delivery order directing the depositary to issue ADSs to, or upon the written order of, the person designated in such order, instruments assigning to the custodian, the depositary or the nominee of either of them any distribution on the ordinary shares so deposited or indemnity therefor, and proxies entitling the custodian to vote the deposited ordinary shares.

The custodian will hold all deposited ordinary shares (including those being deposited by or on our behalf in connection with the offering to which this prospectus supplement relates) for the account and to the order of the depositary for the benefit of holders of ADRs. ADR holders thus have no direct ownership interest in the ordinary shares and only have such rights as are contained in the deposit agreement. The custodian will also hold any additional securities, property and cash received on or in substitution for the deposited ordinary shares. The deposited ordinary shares and any such additional items are referred to as “deposited securities.”

Upon each deposit of ordinary shares, receipt of related delivery documentation and compliance with the other provisions of the deposit agreement, including the payment of the fees and charges of the depositary and any taxes or other fees or charges owing, the depositary will issue an ADR or ADRs in the name or upon the order of the person entitled thereto evidencing the number of ADSs to which such person is entitled. All of the ADSs issued will, unless specifically requested to the contrary, be part of the depositary’s direct registration system, and a registered holder will receive periodic statements from the depositary which will show the number of ADSs registered in such holder’s name. An ADR holder can request that the ADSs not be held through the depositary’s direct registration system and that a certificated ADR be issued.

How do ADR holders cancel an ADS and obtain deposited securities? In accordance with the deposit agreement and subject to the requirements of the laws of the Cayman Islands, an ADR holder may request the depositary to withdraw from the depositary receipt facility created by the deposit agreement the ordinary shares represented by such holder’s ADRs and transfer such ordinary shares to such holder or, upon the written order of any person designated in such ADR holder’s written order, upon surrender of (a) a certificated ADR in a form satisfactory to the depositary or (b) proper instructions and documentation in the case of an ADR issued through the depositary’s direct registration system, as the case may be, then an ADR holder hereof is entitled to delivery at, or to the extent in dematerialized form from, the custodian’s office of the deposited securities at the time represented by the ADSs evidenced by this ADR. At the request, risk and expense of the holder hereof, the depositary may deliver such deposited securities at such other place as may have been requested by the holder.

The depositary may only restrict the withdrawal of deposited securities in connection with:

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temporary delays caused by closing our transfer books or those of the depositary or the deposit of ordinary shares in connection with voting at a shareholders’ meeting, or the payment of dividends;
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the payment of fees, taxes and similar charges; or
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compliance with any U.S. or foreign laws or governmental regulations relating to the ADRs or to the withdrawal of deposited securities.

Record Dates

The depositary may, after consultation with us if practicable, fix record dates (which, to the extent applicable, shall be as near as practicable to any corresponding record dates set by us) for the determination of the registered ADR holders who will be entitled (or obligated, as the case may be): to receive any distribution on or in respect of deposited securities; to give instructions for the exercise of voting rights; to pay the fee assessed by the depositary for administration of the ADR program and for any expenses as provided for in the deposit agreement; or to receive any notice or to act or be obligated in respect of other matters; all subject to the provisions of the deposit agreement.

Voting Rights

How do I vote? If you are an ADR holder and the depositary asks you to provide it with voting instructions, you may instruct the depositary how to exercise the voting rights for the shares which underlie your ADSs. As soon as practicable after receipt from us of notice of any meeting at which the holders of shares are entitled to vote, or of our solicitation of consents or proxies from holders of shares, the depositary shall fix the ADS record date in accordance with the provisions of the deposit agreement. The depositary shall, if we request in writing in a timely manner at least 30 days prior to the date of such vote or meeting and at our expense and provided no legal prohibitions exist, distribute to the registered ADR holders a notice stating final information particular to the voting materials received by the depositary and describing how you may instruct, or, subject to the next paragraph, will be deemed to instruct, the depositary to exercise the voting rights for the shares which underlie your ADSs, including instructions for giving a discretionary proxy to a person designated by us. Each ADR holder shall be solely responsible for the forwarding of voting notices to the beneficial owners of ADSs registered in such holder’s name. In accordance with our memorandum and articles of association, a shareholder may not exercise its own vote or by proxy on behalf of another shareholder of the company in respect of any contract or proposed contract or arrangement if such shareholder may be interested therein. Accordingly, no ADR holder shall instruct the depositary to vote on its behalf on any matter to be considered at the relevant meeting in respect of which such holder is interested.

To the extent we have provided the depositary with at least 35 days’ notice of a proposed meeting, the notice will be received by all ADR holders and beneficial owners no less than 10 days prior to the date of the meeting and/or the cut-off date for the solicitation of consents, and the depositary does not receive instructions on a particular agenda item from a ADR holder (including, without limitation, any entity or entities acting on behalf of the nominee for The Depository Trust Company, or DTC) in a timely manner, such holder shall be deemed, and in the deposit agreement the depositary is instructed to deem such holder, to have instructed the depositary to give a discretionary proxy for such agenda item(s) to a person designated by us to vote the shares represented by their ADSs for which actual instructions were not so given by all such ADR holders on such agenda item(s), provided that no such instruction shall be deemed given and no discretionary proxy shall be given unless (1) we inform the depositary in writing that (a) we wish such proxy to be given with respect to such agenda item(s), (b) there is no substantial opposition existing with respect to such agenda item(s) and (c) such agenda item(s), if approved, would not materially or adversely affect the rights of holders of shares and (2) we have provided the depositary with an opinion of our counsel, in form and substance satisfactory to the depositary, confirming that (a) the granting of such discretionary proxy does not subject the depositary to any reporting obligations in the Cayman Islands, (b) the granting of such proxy will not result in a violation of Cayman Islands laws, rules, regulations or permits, (c) the voting arrangement and deemed instruction as contemplated herein will be given effect under Cayman Islands laws, rules and regulations, and (d) the granting of such discretionary proxy will not under any circumstances result in the ADSs being treated as assets of the depositary under Cayman Islands laws, rules or regulations.

Holders are strongly encouraged to forward their voting instructions to the depositary as soon as possible. For instructions to be valid, the ADR department of the depositary that is responsible for proxies and voting must receive them in the manner and on or before the time specified, notwithstanding that such instructions may have been physically received by the depositary prior to such time. The depositary will not itself exercise any voting discretion. Furthermore, neither the depositary nor its agents are responsible for any failure to carry out any voting instructions, for the manner in which any vote is cast or for the effect of any vote. Notwithstanding anything contained in the deposit agreement or any ADR, the depositary may, to the extent not prohibited by law or regulations, or by the requirements of the stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of deposited securities, distribute to the registered holders of ADRs a notice that provides such holders with, or otherwise publicizes to such holders, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

There is no guarantee that you will receive voting materials in time to instruct the depositary to vote and it is possible that you, or persons who hold their ADSs through brokers, dealers or other third parties, will not have the opportunity to exercise a right to vote.

We have advised the depositary that under the Cayman Islands law and our memorandum and articles of association, voting at any meeting of our shareholders is by show of hands unless a poll is (before or on the declaration of the results of the show of hands) demanded. In the event that voting on any resolution or matter is conducted on a show of hands basis in accordance with the memorandum and articles of association, the depositary will refrain from voting and the voting instructions received by the depositary from holders shall lapse. The depositary will not demand a poll or join in demanding a poll, whether or not requested to do so by holders of ADSs.

Reports and Other Communications

Will ADR holders be able to view our reports? The depositary will make available for inspection by ADR holders at the offices of the depositary and the custodian, or upon request made to the depositary (which request may be refused by the depositary at its discretion), the deposit agreement, the provisions of or governing deposited securities, and any written communications from us which are both received by the custodian or its nominee as a holder of deposited securities and made generally available to the holders of deposited securities.

Additionally, if we make any written communications generally available to holders of our ordinary shares, and we furnish copies thereof (or English translations or summaries) to the depositary, it will distribute the same to registered ADR holders.

Fees and Expenses

What fees and expenses will I be responsible for paying? The depositary may charge each person to whom ADSs are issued, including, without limitation, issuances against deposits of ordinary shares, issuances in respect of share distributions, rights and other distributions, issuances pursuant to a stock dividend or stock split declared by us or issuances pursuant to a merger, exchange of securities or any other transaction or event affecting the ADSs or deposited securities, and each person surrendering ADSs for withdrawal of deposited securities or whose ADRs are cancelled or reduced for any other reason, $5.00 for each 100 ADSs (or any portion thereof) issued, delivered, reduced, cancelled or surrendered, as the case may be. The depositary may sell (by public or private sale) sufficient securities and property received in respect of a share distribution, rights and/or other distributions prior to such deposit to pay such charge.

The following additional charges shall be incurred by the ADR holders, by any party depositing or withdrawing shares or by any party surrendering ADSs and/or to whom ADSs are issued (including, without limitation, issuances pursuant to a stock dividend or stock split declared by us or an exchange of stock regarding the ADSs or the deposited securities or a distribution of ADSs), whichever is applicable:

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a fee of up to $0.05 per ADS upon which any cash distribution made pursuant to the deposit agreement;
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an aggregate fee of $0.05 or less per ADS per calendar year (or portion thereof) for services performed by the depositary in administering the ADRs (which fee may be charged on a periodic basis during each calendar year and shall be assessed against holders of ADRs as of the record date or record dates set by the depositary during each calendar year and shall be payable in the manner described in the next succeeding provision);
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a fee for the reimbursement of such fees, charges and expenses as are incurred by the depositary and/or any of its agents (including, without limitation, the custodian and expenses incurred on behalf of ADR holders in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in connection with the servicing of the ordinary shares or other deposited securities, the sale of securities (including, without limitation, deposited securities), the delivery of deposited securities or otherwise in connection with the depositary’s or its custodian’s compliance with applicable law, rule or regulation (which fees and charges shall be assessed on a proportionate basis against ADR holders as of the record date or dates set by the depositary and shall be payable at the sole discretion of the depositary by billing such ADR holders or by deducting such charge from one or more cash dividends or other cash distributions);
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a fee for the distribution of securities (or the sale of securities in connection with a distribution), such fee being in an amount equal to the $0.05 per ADS issuance fee for the execution and delivery of ADSs which would have been charged as a result of the deposit of such securities (treating all such securities as if they were ordinary shares) but which securities or the net cash proceeds from the sale thereof are instead distributed by the depositary to those ADR holders entitled thereto;
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stock transfer or other taxes and other governmental charges;
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SWIFT, cable, telex and facsimile transmission and delivery charges incurred at your request in connection with the deposit or delivery of shares, ADRs or deposited securities;
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transfer or registration fees for the registration or transfer of deposited securities on any applicable register in connection with the deposit or withdrawal of deposited securities;
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fees of any division, branch or affiliate of JPMorgan utilized to direct, manage and/or execute any public and/or private sale of securities under the deposit agreement.

Foreign Exchange Related Matters. To facilitate the administration of various depositary receipt transactions, including disbursement of dividends or other cash distributions and other corporate actions, the depositary may engage the foreign exchange desk within JPMorgan and/or its affiliates in order to enter into spot foreign exchange transactions to convert foreign currency into U.S. dollars, or FX Transactions. For certain currencies, FX Transactions are entered into with JPMorgan or an affiliate, as the case may be, acting in a principal capacity. For other currencies, FX Transactions are routed directly to and managed by an unaffiliated local custodian (or other third party local liquidity provider), and neither the JPMorgan nor any of its affiliates is a party to such FX Transactions.

The foreign exchange rate applied to an FX Transaction will be either (a) a published benchmark rate, or (b) a rate determined by a third party local liquidity provider, in each case plus or minus a spread, as applicable. The depositary will disclose which foreign exchange rate and spread, if any, apply to such currency on the “Disclosure” page of www.adr.com (as updated by the depositary from time to time and the location and contents of which the depositary shall be solely responsible for). Such applicable foreign exchange rate and spread may (and neither the depositary, JPMorgan nor any of their affiliates is under any obligation to ensure that such rate does not) differ from rates and spreads at which comparable transactions are entered into with other customers or the range of foreign exchange rates and spreads at which JPMorgan or any of its affiliates enters into foreign exchange transactions in the relevant currency pair on the date of the FX Transaction. Additionally, the timing of execution of an FX Transaction varies according to local market dynamics, which may include regulatory requirements, market hours and liquidity in the foreign exchange market or other factors. Furthermore, JPMorgan and its affiliates may manage the associated risks of their position in the market in a manner they deem appropriate without regard to the impact of such activities on us, the depositary, holders or beneficial owners. The spread applied does not reflect any gains or losses that may be earned or incurred by JPMorgan and its affiliates as a result of risk management or other hedging related activity.

Notwithstanding the foregoing, to the extent we provide U.S. dollars to the depositary, neither JPMorgan nor any of its affiliates will execute an FX Transaction as set forth herein. In such case, the depositary will distribute the U.S. dollars received from us.

We will pay all other charges and expenses of the depositary and any agent of the depositary (except the custodian) pursuant to agreements from time to time between us and the depositary. The charges described above may be amended from time to time by agreement between us and the depositary. The right of the depositary to receive payment of fees, charges and expenses as provided above shall survive the termination of the deposit agreement.

The depositary anticipates reimbursing us for certain expenses incurred by us that are related to the establishment and maintenance of the ADR program upon such terms and conditions as we and the depositary may agree from time to time. The depositary may make available to us a set amount or a portion of the depositary fees charged in respect of the ADR program or otherwise upon such terms and conditions as we and the depositary may agree from time to time. The depositary collects its fees for issuance and cancellation of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions, or by directly billing investors, or by charging the book-entry system accounts of participants acting for them. The depositary will generally set off the amounts owing from distributions made to holders of ADSs. If, however, no distribution exists and payment owing is not timely received by the depositary, the depositary may refuse to provide any further services to holders that have not paid those fees and expenses owing until such fees and expenses have been paid. At the discretion of the depositary, all fees and charges owing under the deposit agreement are due in advance and/or when declared owing by the depositary.

Payment of Taxes

If any taxes or other governmental charges (including any penalties and/or interest) shall become payable by or on behalf of the custodian or the depositary with respect to any ADR, any deposited securities represented by the ADSs evidenced thereby or any distribution thereon, such tax or other governmental charge shall be paid by the ADR holders to the depositary and by holding or having held an ADR or any ADSs evidenced thereby, the holder and all beneficial owners thereof and all prior holders and beneficial owners holders thereof, jointly and severally, agree to indemnify, defend and save harmless each of the depositary and its agents in respect of such tax or other governmental charge. Each Holder of this ADR and beneficial owner of the ADSs evidenced thereby, and each prior holder and beneficial owner and thereof, or collectively, the Tax Indemnitors, by holding or having held an ADR or an interest in ADSs, acknowledges and agrees that the depositary shall have the right to seek payment of amounts owing with respect to this ADR from any one or more Tax Indemnitor(s) as determined by the depositary in its sole discretion, without any obligation to seek payment from any other Tax Indemnitor(s). If an ADR holder owes any tax or other governmental charge, the depositary may (i) deduct the amount thereof from any distributions, or (ii) sell deposited securities (by public or private sale) and deduct the amount owing from the net proceeds of such sale. In either case the ADR holder remains liable for any shortfall. If any tax or governmental charge is unpaid, the depositary may also refuse to effect any registration, registration of transfer, split-up or combination of ADRs or withdrawal of deposited securities until such payment is made. If any tax or governmental charge is required to be withheld on any cash distribution, the depositary may deduct the amount required to be withheld from any cash distribution or, in the case of a non-cash distribution, sell the distributed property or securities (by public or private sale) in such amounts and in such manner as the depositary deems necessary and practicable to pay such taxes and shall distribute any remaining net proceeds or the balance of any such property after deduction of such taxes to the ADR holders entitled thereto.

Notwithstanding the above, we will pay all stamp duties and other similar duties or taxes payable in the Cayman Islands, Singapore, the United States of America and any other jurisdiction, on or in connection with the constitution and issue of the ADSs and the execution or other event concerning the deposit agreement. If any legal proceedings are taken to enforce our obligations under the deposit agreement or the ADSs and for the purpose of such proceedings any of them are required to be taken into or enforced in any jurisdiction and stamp duties or other similar duties or taxes become payable in connection with such proceedings in such jurisdiction, the ADR holders will pay (or reimburse the person making a valid payment of) all such stamp duties and other similar duties and taxes, including any penalties and interest, unless otherwise ordered by a court of competent jurisdiction in such proceedings. The depositary may sell any deposited securities and cancel ADSs with respect thereof in order to pay any such stamp duties or other similar duties or taxes owed under the deposit agreement by ADR holders without the depositary being required to request payment thereof from the ADR holders.

Each holder and beneficial owner agrees to indemnify us, the depositary, its custodian and any of our or their respective officers, directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained, and such obligations of the holders and beneficial owners shall survive the transfer of ADSs, any surrender of ADSs and withdrawal of deposited securities and any termination of the deposit agreement.

Reclassifications, Recapitalizations and Mergers

If we take certain actions that affect the deposited securities, including (i) any change in par value, split-up, consolidation, cancellation or other reclassification of deposited securities or (ii) any distributions of ordinary shares or other property not made to holders of ADRs or (iii) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all of our assets, then the depositary may choose to, and shall if reasonably requested by us:

(1) amend the form of ADR;

(2) distribute additional or amended ADRs;

(3) distribute cash, securities or other property it has received in connection with such actions;

(4) sell by public or private sale any securities or property received; or

(5) none of the above.

If the depositary does not choose any of the above options, any of the cash, securities or other property it receives will constitute part of the deposited securities and each ADS will then represent a proportionate interest in such property.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADSs without your consent for any reason. ADR holders or beneficial owners must be given at least 30 days’ notice of any amendment that imposes or increases any fees or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, SWIFT, telex or facsimile transmission costs, delivery costs or other such expenses), or that otherwise prejudices any substantial existing right of ADR holders or beneficial owners. Such notice need not describe in detail the specific amendments effectuated thereby, but must identify to ADR holders a means to access the text of such amendment. If an ADR holder continues to hold an ADR or ADRs after being so notified, such ADR holder is deemed to agree to such amendment and to be bound by the deposit agreement as so amended. Any amendments or supplements which (i) are reasonably necessary (as agreed by us and the depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act of 1933 or (b) the ADSs or shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by ADR holders, shall be deemed not to prejudice any substantial rights of ADR holders or beneficial owners. Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the deposit agreement or the form of ADR to ensure compliance therewith, we and the depositary may amend or supplement the deposit agreement and the ADR at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement may take effect before a notice is given or within any other period of time as required for compliance. No amendment, however, will impair your right to surrender your ADSs and receive the underlying securities, except in order to comply with mandatory provisions of applicable law.

How may the deposit agreement be terminated?

The depositary may, and shall at our written direction, terminate the deposit agreement and the ADRs by mailing notice of such termination the registered holders of ADRs at least 30 days prior to the date fixed in such notice for such termination; provided, however, if the depositary shall have (i) resigned as depositary under the deposit agreement, notice of such termination by the depositary shall not be provided to registered holders unless a successor depositary shall not be operating under the deposit agreement within 60 days of the date of such resignation, and (ii) been removed as depositary under the deposit agreement, notice of such termination by the depositary shall not be provided to registered holders of ADRs unless a successor depositary shall not be operating under the deposit agreement on the 60th day after our notice of removal was first provided to the depositary. Notwithstanding anything to the contrary in the deposit agreement without notice to us, the depositary may terminate the deposit agreement without notice to us, but subject to giving 30 days’ notice to the ADR holders, if: (i) we become bankrupt or insolvent, (ii) we effect (or will effect) a redemption of all or substantially all of the deposited securities, or a cash or share distribution representing a return of all or substantially all of the value of the deposited securities, or (iii) there occurs a merger, consolidation, sale of assets or other transaction as a result of which securities or other property are delivered in exchange for or in lieu of deposited securities. Additionally, the depositary may immediately terminate the deposit agreement, without prior notice to us, any ADR holder or beneficial owner or any other person if required by any law, rule or regulation relating to sanctions by any governmental authority or body, or if the depositary would be subject to liability under or pursuant to any law, rule or regulation, or if otherwise required by any governmental authority or body, in each case as determined by the depositary in its reasonable discretion.

After termination, the depositary shall use its reasonable efforts to ensure that the ADSs cease to be DTC eligible so that neither DTC nor any of its nominees shall thereafter be a holder. At such time as the ADSs cease to be DTC eligible and/or neither DTC nor any of its nominees is a holder, the depositary shall (a) instruct its custodian to deliver all deposited securities to us along with a general stock power that refers to the names set forth on the ADR Register and (b) provide us with a copy of the ADR Register. Upon receipt of such deposited securities and the ADR Register, we shall use our best efforts to issue to each holder a share certificate representing the shares represented by the ADSs reflected on the ADR Register in such holder’s name and to deliver such share certificate to the holder at the address set forth on the ADR Register. After providing such instruction to the custodian and delivering a copy of the ADR Register to us, the depositary and its agents shall have no further obligations.

Limitations on Obligations and Liability to ADR holders

Limits on our obligations and the obligations of the depositary; limits on liability to ADR holders and holders of ADSs Prior to the issue, registration, registration of transfer, split-up, combination, or withdrawal of any ADRs, or the delivery of any distribution in respect thereof, and from time to time in the case of the production of proofs as described below, we or the depositary or its custodian may require:

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payment with respect thereto of (i) any stock transfer or other tax or other governmental charge, (ii) any stock transfer or registration fees in effect for the registration of transfers of ordinary shares or other deposited securities upon any applicable register and (iii) any applicable fees and expenses described in the deposit agreement;
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the production of proof satisfactory to it of (i) the identity of any signatory and genuineness of any signature and (ii) such other information, including without limitation, information as to citizenship, residence, exchange control approval, beneficial ownership of any securities, compliance with applicable law, regulations, provisions of or governing deposited securities and terms of the deposit agreement and the ADRs, as it may deem necessary or proper; and
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compliance with such regulations as the depositary may establish consistent with the deposit agreement.

The issuance of ADRs, the acceptance of deposits of ordinary shares, the registration, registration of transfer, split-up or combination of ADRs or the withdrawal of shares, may be suspended, generally or in particular instances, when the ADR register or any register for deposited securities is closed or when any such action is deemed advisable by the depositary; provided that the ability to withdraw shares may only be limited under the following circumstances:

(i) temporary delays caused by closing transfer books of the depositary or our transfer books or the deposit of ordinary shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes, and similar charges, and (iii) compliance with any laws or governmental regulations relating to ADRs or to the withdrawal of deposited securities.

The deposit agreement expressly limits the obligations and liability of the depositary, ourselves and our respective directors, officers, employees, agents and affiliates, provided, however, that no disclaimer of liability under the Securities Act of 1933 is intended by any of the limitations of liabilities provisions of the deposit agreement. In the deposit agreement it provides that neither we nor the depositary nor any such other party will be liable to holders or beneficial owners if:

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any present or future law, rule, regulation, fiat, order or decree of the United States, the Cayman Islands, Singapore, the Republic of China or any other country or jurisdiction, or of any governmental or regulatory authority or securities exchange or market or automated quotation system, the provisions of or governing any deposited securities, any present or future provision of our charter, any act of God, war, terrorism, nationalization, expropriation, currency restrictions, extraordinary market conditions, work stoppage, strike, civil unrest, revolutions, rebellions, explosions, cyber, ransomware or malware attack, computer failure or circumstance beyond our, the depositary’s or any such other party’s direct and immediate control shall prevent or delay, or shall cause any of them to be subject to any civil or criminal penalty in connection with, any act which the deposit agreement or the ADRs provide shall be done or performed by us, the depositary or such other party (including, without limitation, voting);
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by reason of any non-performance or delay, caused in the performance of any act or things which by the terms of the deposit agreement it is provided shall or may be done or performed or it exercises or fails to exercise discretion under the deposit agreement or the ADRs including, without limitation, any failure to determine that any distribution or action may be lawful or reasonably practicable;
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it performs its obligations under the deposit agreement and ADRs without gross negligence or willful misconduct and the depositary shall not be a fiduciary or have any fiduciary duty to holders or beneficial owners; or
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it takes any action or refrains from taking any action in reliance upon the advice of or information from legal counsel, accountants, any person presenting ordinary shares for deposit, any registered holder of ADRs, or any other person believed by it to be competent to give such advice or information, or in the case of the depositary only, from us.

We and the depositary and its agents may rely and shall be protected in acting upon any written notice, request, direction, instruction or document believed by it to be genuine and to have been signed, presented or given by the proper party or parties.

Neither we, the depositary nor our respective agents have any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities or the ADRs which in its opinion may involve it in expense or liability, if indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability is furnished as often as may be required. The depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the deposit agreement, any registered holder or holders of ADRs, any ADRs or otherwise related to the deposit agreement or ADRs to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators. The depositary shall not be liable for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system. Furthermore, the depositary shall not be responsible for, and shall incur no liability in connection with or arising from, the insolvency of any custodian that is not a branch or affiliate of JPMorgan. Notwithstanding anything to the contrary contained in the deposit agreement or any ADRs, the depositary shall not be responsible for, and shall incur no liability in connection with or arising from, any act or omission to act on the part of the custodian except to the extent that any holder has incurred liability directly as a result of the custodian having (i) committed fraud or willful misconduct in the provision of custodial services to the depositary or (ii) failed to use reasonable care in the provision of custodial services to the depositary as determined in accordance with the standards prevailing in the jurisdiction in which the custodian is located. The depositary shall not have any liability for the price received in connection with any sale of securities, the timing thereof or any delay in action or omission to act nor shall it be responsible for any error or delay in action, omission to act, default or negligence on the part of the party so retained in connection with any such sale or proposed sale.

The depositary has no obligation to inform ADR holders or other holders of an interest in any ADSs about the requirements of the laws, rules or regulations of any country or jurisdiction or of any governmental or regulatory authority or any securities exchange or market or automated quotation system, or any changes therein or thereto.

Additionally, none of us, the depositary or the custodian shall be liable for the failure by any registered holder or beneficial owner of ADRs to obtain the benefits of credits or refunds of non-U.S. tax paid against such holder’s or beneficial owner’s income tax liability. Neither we nor the depositary shall incur any liability for any tax or tax consequences that may be incurred by registered holders or beneficial owners on account of their ownership of ADRs or ADSs.

Neither the depositary nor its agents will be responsible for any failure to carry out any instructions to vote any of the deposited securities, for the manner in which any such vote is cast or for the effect of any such vote. The depositary may rely upon instructions from us or our counsel in respect of any approval or license required for any currency conversion, transfer or distribution. The depositary shall not incur any liability for the content of any information submitted to it by us or on our behalf for distribution to ADR holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the deposited securities, for the validity or worth of the deposited securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the deposit agreement or for the failure or timeliness of any notice from us. The depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the depositary or in connection with any matter arising wholly after the removal or resignation of the depositary.

Neither we, the depositary nor any of our respective directors, officers, employees, agents or affiliates, nor our company’s supervisors, shall be liable to registered holders or beneficial owners for any indirect, special, punitive or consequential damages (including, without limitation, legal fees and expenses) or lost profits, in each case of any form incurred by any person or entity (including, without limitation, holders and beneficial owners), whether or not foreseeable and regardless of the type of action in which such a claim may be brought.

In the deposit agreement each party thereto (including, for avoidance of doubt, each holder and beneficial owner and/or holder of interests in ADRs) irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any suit, action or proceeding against the depositary and/or us directly or indirectly arising out of or relating to the ordinary shares or other deposited securities, the ADSs or the ADRs, the deposit agreement or any transaction contemplated therein, or the breach thereof (whether based on contract, tort, common law or any other theory).

The depositary and its agents may own and deal in any class of securities of our company and our affiliates and in ADRs.

Disclosure of Interest in ADSs

To the extent that the provisions of or governing any deposited securities may require disclosure of or impose limits on beneficial or other ownership of, or interests in, deposited securities, other ordinary shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, you agree to comply with all such disclosure requirements and ownership limitations and to comply with any reasonable instructions we may provide in respect thereof.

Each ADR holder agrees to comply with requests from us pursuant to the laws, rules and regulations of the Cayman Islands, and Singapore, as well as the rules and regulations of any stock exchange on which the ordinary shares may hereinafter be registered, traded or listed to provide information, inter alia, as to the capacity in which such ADR holder owns ADRs (and ordinary shares as the case may be) and regarding the identity of any other person interested in such ADRs and the nature of such interest.

Books of Depositary

The depositary or its agent will maintain a register for the registration, registration of transfer, combination and split-up of ADRs, which register shall include the depositary’s direct registration system. Registered holders of ADRs may inspect such register at the depositary’s office at all reasonable times, but for the purpose of communicating with other ADR holders in the interest of the business of our company or a matter relating to the deposit agreement. Such register may be closed at any time or from time to time, when deemed expedient by the depositary.

The depositary will maintain facilities for the delivery and receipt of ADRs.

Appointment

In the deposit agreement, each registered holder of ADRs and each beneficial owner, upon acceptance of any ADSs or ADRs (or any interest in any of them) issued in accordance with the terms and conditions of the deposit agreement will be deemed for all purposes to:

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be a party to and bound by the terms of the deposit agreement and the applicable ADR or ADRs,
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appoint the depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the deposit agreement and the applicable ADR or ADRs, to adopt any and all procedures necessary to comply with applicable laws and to take such action as the depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the deposit agreement and the applicable ADR or ADRs, the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof, and
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acknowledge and agree that (i) nothing in the deposit agreement or any ADR shall give rise to a partnership or joint venture among the parties thereto nor establish a fiduciary or similar relationship among such parties, (ii) the depositary, its divisions, branches and affiliates, and their respective agents, may from time to time be in the possession of non-public information about us, holders, beneficial owners and/or their respective affiliates, (iii) the depositary and its divisions, branches and affiliates may at any time have multiple banking relationships with us, holders, beneficial owners and/or the affiliates of any of them, (iv) the depositary and its divisions, branches and affiliates may, from time to time, be engaged in transactions in which parties adverse to us or the holders or beneficial owners may have interests, (v) nothing contained in the deposit agreement or any ADR(s) shall (A) preclude the depositary or any of its divisions, branches or affiliates from engaging in such transactions or establishing or maintaining such relationships, or (B) obligate the depositary or any of its divisions, branches or affiliates to disclose such transactions or relationships or to account for any profit made or payment received in such transactions or relationships, (vi) the depositary shall not be deemed to have knowledge of any information held by any branch, division or affiliate of the depositary and (vii) notice to a holder shall be deemed, for all purposes of the deposit agreement, to constitute notice to any and all beneficial owners of the ADSs evidenced by such holder’s ADRs.

Governing Law, Submission to Jurisdiction and Arbitration

The deposit agreement, the ADSs and the ADRs are governed by and construed in accordance with the laws of the State of New York without giving effect to the application of the conflict of law principles thereof. In the deposit agreement, we have submitted to the jurisdiction of the state and federal courts of the State of New York and appointed an agent for service of process on our behalf. Notwithstanding the foregoing, subject to the terms described below, including the federal securities law carve-out set forth at the end of this sentence, (i) the depositary may refer any such suit, action or proceedings to arbitration in accordance with the provisions of the deposit agreement, and, upon such referral, any such suit, action or proceeding instituted by us shall be finally decided in such arbitration rather than in such court, (ii) the depositary may, in its sole discretion, elect to institute any dispute, suit, action, controversy, claim or proceeding directly or indirectly based on, arising out of or relating to the deposit agreement or the ADRs or the transactions contemplated thereby, including without limitation any question regarding its or their existence, validity, interpretation, performance or termination, against any other party or parties to the deposit agreement (including, without limitation, against ADR holders and beneficial owners), by having the matter referred to and finally resolved by an arbitration conducted under the terms described below, and (iii) the depositary may in its sole discretion require that any dispute, suit, action, controversy, claim, or proceeding of the type described in clause (ii) above, brought against the depositary by any party or parties to the deposit agreement (including, without limitation, by ADR holders and beneficial owners ), shall be referred to and finally settled by an arbitration conducted under the terms described below; provided however, that to the extent there are specific federal securities law violation aspects to any disputes against us and/or the depositary brought by any ADR holder or beneficial owner, the federal securities law violation aspects of such disputes brought by an ADR holder and/or beneficial owner against us and/or the depositary may, at the option of such holder, remain in state or federal court in New York, New York and all other aspects, claims, disputes, legal suits, actions and/or proceedings brought by such holder against us and/or the depositary, including those brought along with, or in addition to, federal securities law violation claims, would be referred to arbitration in accordance with the provisions of the deposit agreement. Any such arbitration shall be conducted either in New York, New York in accordance with the Commercial Arbitration Rules of the American Arbitration Association or in Hong Kong following the arbitration rules of the United Nations Commission on International Trade Law with the Hong Kong International Arbitration Centre serving as the appointing authority, and the language of any such arbitration shall be English.

Notwithstanding the foregoing, any suit, action or proceeding based on the deposit agreement, the ADSs or the ADRs or the transactions contemplated thereby may be instituted by the depositary in any competent court in the Cayman Islands, Singapore and/or the United States.

By holding an ADS or an interest therein, registered holders of ADRs and beneficial owners each irrevocably agree that subject to the depositary’s rights, (i) any legal suit, action or proceeding against or involving us or the depositary, arising out of or based upon the deposit agreement, the ADSs or the ADRs or the transactions contemplated herein, therein or hereby may only be instituted in a state or federal court in New York, New York, and each irrevocably waives any objection which it may have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

MATERIAL INCOME TAX CONSIDERATIONS

Material U.S. Federal Income Tax Considerations for U.S. Holders

The following discussion describes the material U.S. federal income tax consequences relating to the ownership and disposition of our ordinary shares or ADSs by U.S. Holders (as defined below). This discussion applies to U.S. Holders that purchase our ADSs pursuant to this offering and hold such ADSs as capital assets (generally, property held for investment). This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, or the Code, U.S. Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to specific U.S. Holders in light of their particular circumstances or to U.S. Holders subject to special treatment under U.S. federal income tax law (such as certain banks, financial institutions, insurance companies, brokers, dealers or traders in securities, commodities, currencies or notional principal contracts or other persons that generally mark their securities to market for U.S. federal income tax purposes, tax-exempt entities or governmental organizations, retirement plans, regulated investment companies, real estate investment trusts, grantor trusts, certain former citizens or long-term residents of the United States, persons who hold our ordinary shares or ADSs as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security,” “wash sale” or other integrated investment, persons that have a “functional currency” other than the U.S. dollar, persons that own directly, indirectly or through attribution 10% or more of the voting power or value of our ordinary shares (including as a result of ownership of our ADSs), corporations that accumulate earnings to avoid U.S. federal income tax, entities or arrangements classified as partnerships or S corporations for U.S. federal income tax purposes or other pass-through entities, including hybrid entities and disregarded entities, and investors in such entities). In addition, this discussion does not address any U.S. state or local or non-U.S. tax consequences, any U.S. federal estate, gift or alternative minimum tax consequences or the special accounting rules in Section 451(b) of the Code.

As used in this discussion, the term “U.S. Holder” means a beneficial owner of our ordinary shares or ADSs who is, for U.S. federal income tax purposes, (1) an individual who is a citizen or resident of the United States, (2) a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income tax regardless of its source or (4) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions or (y) that has elected under applicable U.S. Treasury regulations to be treated as a domestic trust for U.S. federal income tax purposes.

If an entity or arrangement classified as a partnership for U.S. federal income tax purposes holds our ordinary shares or ADSs, the U.S. federal income tax consequences to a partner relating to an investment in such ordinary shares or ADSs will depend in part upon the activities of such entity and the status of the particular partner. Partnerships holding our ordinary shares or ADSs and partners in such partnership should consult their own tax advisors regarding the U.S. federal income tax consequences of the purchase, ownership and disposition of our ordinary shares or ADSs.

Persons considering an investment in our ADSs should consult their own tax advisors as to the particular tax consequences applicable to them relating to the purchase, ownership and disposition of our ADSs, including the applicability of U.S. federal, state and local tax laws and non-U.S. tax laws.

The discussion below assumes that the representations contained in the deposit agreement are true and that the obligations in the deposit agreement and any related agreement will be complied with in accordance with their terms. Generally, a holder of an ADS should be treated for U.S. federal income tax purposes as holding the ordinary shares represented by the ADS. Accordingly, no gain or loss will be recognized upon an exchange of ADSs for the underlying ordinary shares represented by such ADSs. The U.S. Treasury has expressed concerns that intermediaries in the chain of ownership between the holder of an ADS and the issuer of the security underlying the ADS may be taking actions that are inconsistent with the beneficial ownership of the underlying security. Accordingly, the creditability of foreign taxes, if any, as described below, could be affected by actions taken by intermediaries in the chain of ownership between the holders of ADSs and our company if as a result of such actions the holders of ADSs are not properly treated as beneficial owners of the underlying ordinary shares.

Passive Foreign Investment Company Consequences

In general, a corporation organized outside the United States will be treated as a passive foreign investment company (PFIC) for any taxable year in which either (1) at least 75% of its gross income is “passive income” (PFIC income test), or (2) on average at least 50% of its assets, determined on a quarterly basis, are assets that produce passive income or are held for the production of passive income (PFIC asset test). Passive income for this purpose generally includes, among other things, dividends, interest, royalties, rents, and gains from the sale or exchange of property that gives rise to passive income.

Assets that produce or are held for the production of passive income generally include cash, even if held as working capital or raised in a public offering, marketable securities, and other assets that may produce passive income. Generally, in determining whether a non-U.S. corporation is a PFIC, a proportionate share of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account.

Although PFIC status is determined on an annual basis and generally cannot be determined until the end of the taxable year, based on the nature of our income and the estimated value and composition of our assets, we believe we were not a PFIC for the taxable year ended December 31, 2023. However, because we may hold a substantial amount of cash and cash equivalents, and because the calculation of the value of our assets may be based in part on the value of ordinary shares, which may fluctuate considerably, we have been a PFIC in prior taxable years and may be a PFIC in future taxable years. Even if we determine that we are not a PFIC for a taxable year, there can be no assurance that the Internal Revenue Service (IRS) will agree with our conclusion and that the IRS would not successfully challenge our position. Our status as a PFIC is a fact-intensive determination made on an annual basis applying principles and methodologies that are unclear in some respects and subject to varying interpretations. In particular, the characterization of our assets as active or passive may depend in part on our current and intended future business plans, which are subject to change. The composition of our income and assets is also affected by how, and how quickly, we spend the cash we raise in any offering. Accordingly, our U.S. counsel expresses no opinion with respect to our PFIC status in our current taxable year or in any prior or future taxable year.

If we are a PFIC in any taxable year during which a U.S. Holder owns our ordinary shares or ADSs, the U.S. Holder could be liable for additional taxes and interest charges under the “PFIC excess distribution regime” upon (1) a distribution paid during a taxable year that is greater than 125% of the average annual distributions paid in the three preceding taxable years, or, if shorter, the U.S. Holder’s holding period for our ordinary shares or ADSs, and (2) any gain recognized on a sale, exchange or other disposition, including a pledge, of our ordinary shares or ADSs, whether or not we continue to be a PFIC. Under the PFIC excess distribution regime, the tax on such distribution or gain would be determined by allocating the distribution or gain ratably over the U.S. Holder’s holding period for our ordinary shares or ADSs. The amount allocated to the current taxable year (i.e., the year in which the distribution occurs or the gain is recognized) and any year prior to the first taxable year in which we are a PFIC will be taxed as ordinary income earned in the current taxable year. The amount allocated to other taxable years will be taxed at the highest marginal rates in effect for individuals or corporations, as applicable, to ordinary income for each such taxable year, and an interest charge, generally applicable to underpayments of tax, will be added to the tax.

If we are a PFIC for any year during which a U.S. Holder holds our ordinary shares or ADSs, we must generally continue to be treated as a PFIC by that holder for all succeeding years during which the U.S. Holder holds such ordinary shares or ADSs, unless we cease to meet the requirements for PFIC status and the U.S. Holder makes a “deemed sale” election with respect to our ordinary shares or ADSs. If the election is made, the U.S. Holder will be deemed to sell our ordinary shares or ADSs it holds at their fair market value on the last day of the last taxable year in which we qualified as a PFIC, and any gain recognized from such deemed sale would be taxed under the PFIC excess distribution regime, but any loss would not be recognized. After the deemed sale election, the U.S. Holder’s ordinary shares or ADSs would not be treated as shares of a PFIC unless we subsequently become a PFIC.

If we are a PFIC for any taxable year during which a U.S. Holder holds our ordinary shares or ADSs and one of our non-United States subsidiaries is also a PFIC (ie, a lower-tier PFIC), such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC and would be taxed under the PFIC excess distribution regime on distributions by the lower-tier PFIC and on gain from the disposition of shares of the lower-tier PFIC even though such U.S. Holder would not receive the proceeds of those distributions or dispositions. Any of our non-United States subsidiaries that have elected to be disregarded as entities separate from us or as partnerships for U.S. federal income tax purposes would not be corporations under U.S. federal income tax law and accordingly, cannot be classified as lower-tier PFICs. However, non-United States subsidiaries that have not made the election may be classified as lower-tier PFICs if we are a PFIC during your holding period and the subsidiary meets the PFIC income test or PFIC asset test. Each U.S. Holder is advised to consult its tax advisors regarding the application of the PFIC rules to any of our non-United States subsidiaries.

If we are a PFIC, a U.S. Holder will not be subject to tax under the PFIC excess distribution regime on distributions or gain recognized on our ordinary shares or ADSs if a valid “mark-to-market” election is made by the U.S. Holder for our ordinary shares or ADSs. An electing U.S. Holder generally would take into account as ordinary income each year, the excess of the fair market value of our ordinary shares or ADSs held at the end of such taxable year over the adjusted tax basis of such ordinary shares or ADSs. The U.S. Holder would also take into account, as an ordinary loss each year, the excess of the adjusted tax basis of such ordinary shares or ADSs over their fair market value at the end of the taxable year, but only to the extent of the excess of amounts previously included in income over ordinary losses deducted as a result of the mark-to-market election. The U.S. Holder’s tax basis in our ordinary shares or ADSs would be adjusted to reflect any income or loss recognized as a result of the mark-to-market election. Any gain from a sale, exchange or other disposition of our ordinary shares or ADSs in any taxable year in which we are a PFIC would be treated as ordinary income and any loss from such sale, exchange or other disposition would be treated first as ordinary loss (to the extent of any net mark-to-market gains previously included in income) and thereafter as capital loss. If, after having been a PFIC for a taxable year, we cease to be classified as a PFIC because we no longer meet the PFIC income or PFIC asset test, the U.S. Holder would not be required to take into account any latent gain or loss in the manner described above and any gain or loss recognized on the sale or exchange of the ordinary shares or ADSs would be classified as a capital gain or loss.

A mark-to-market election is available to a U.S. Holder only for “marketable stock.” Generally, stock will be considered marketable stock if it is “regularly traded” on a “qualified exchange” within the meaning of applicable U.S. Treasury regulations. A class of stock is regularly traded during any calendar year during which such class of stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter.

In general, a U.S. Holder makes a mark-to-market election by attaching a properly executed IRS Form 8621 to its U.S. federal income tax return for the first taxable year to which it wishes the election to apply.

Our ADSs will be marketable stock as long as they remain listed on The Nasdaq Capital Market and are regularly traded. A mark-to-market election will not apply to the ordinary shares or ADSs for any taxable year during which we are not a PFIC, but will remain in effect with respect to any subsequent taxable year in which we become a PFIC. Such election will not apply to any of our non-U.S. subsidiaries. Accordingly, a U.S. Holder may continue to be subject to tax under the PFIC excess distribution regime with respect to any lower-tier PFICs notwithstanding the U.S. Holder’s mark-to-market election for the ordinary shares or ADSs.

The tax consequences that would apply if we are a PFIC would also be different from those described above if a U.S. Holder were able to make a valid qualified electing fund, or QEF, election. While we will consider providing U.S. Holders with the information necessary for a U.S. Holder to make a QEF election, we can provide no assurance that we will do so, in which case such a QEF election would not be available for a U.S. Holder.

The U.S. federal income tax rules relating to PFICs are very complex. Prospective U.S. investors are strongly urged to consult their own tax advisors with respect to the impact of PFIC status on the purchase, ownership and disposition of our ADSs, the consequences to them of an investment in a PFIC, any elections available with respect to the ADSs and the IRS information reporting obligations with respect to the purchase, ownership and disposition of ADSs of a PFIC.

Distributions

Subject to the discussion above under “—Passive Foreign Investment Company Consequences,” a U.S. Holder that receives a distribution with respect to our ordinary shares or ADSs generally will be required to include the gross amount of such distribution in gross income as a dividend when actually or constructively received to the extent of the U.S. Holder’s pro rata share of our current and/or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent a distribution received by a U.S. Holder is not a dividend because it exceeds the U.S. Holder’s pro rata share of our current and accumulated earnings and profits, it will be treated first as a tax-free return of capital and reduce (but not below zero) the adjusted tax basis of the U.S. Holder’s ordinary shares or ADSs. To the extent the distribution exceeds the adjusted tax basis of the U.S. Holder’s ordinary shares or ADSs, the remainder will be taxed as capital gain. Because we may not account for our earnings and profits in accordance with U.S. federal income tax principles, U.S. Holders should expect all distributions to be reported to them as dividends.

Distributions on our ordinary shares or ADSs that are treated as dividends generally will constitute income from sources outside the United States for foreign tax credit purposes and generally will constitute passive category income. Such dividends will not be eligible for the “dividends received” deduction generally allowed to corporate shareholders with respect to dividends received from U.S. corporations. Dividends paid by a “qualified foreign corporation” to certain non-corporate U.S. Holders may be eligible for taxation at a reduced capital gains rate if certain requirements are met. Each U.S. Holder is advised to consult its tax advisors regarding the availability of the reduced tax rate on dividends to its particular circumstances. However, if we are a PFIC for the taxable year in which the dividend is paid or the preceding taxable year (see discussion above under “—Passive Foreign Investment Company Consequences”), we will not be treated as a qualified foreign corporation, and therefore the reduced capital gains tax rate described above will not apply.

Dividends will be included in a U.S. Holder’s income on the date of the depositary’s receipt of the dividend.

Sale, Exchange or Other Disposition of Our Ordinary Shares or ADSs

Subject to the discussion above under “—Passive Foreign Investment Company Consequences,” a U.S. Holder generally will recognize capital gain or loss for U.S. federal income tax purposes upon the sale, exchange or other disposition of our ordinary shares or ADSs in an amount equal to the difference, if any, between the amount realized (i.e., the amount of cash plus the fair market value of any property received) on the sale, exchange or other disposition and such U.S. Holder’s adjusted tax basis in the ordinary shares or ADSs. Such capital gain or loss generally will be long-term capital gain taxable at a reduced rate for non-corporate U.S. Holders or long-term capital loss if, on the date of sale, exchange or other disposition, the ordinary shares or ADSs were held by the U.S. Holder for more than one year. Any capital gain of a non-corporate U.S. Holder that is not long-term capital gain is taxed at ordinary income rates. The deductibility of capital losses is subject to limitations. Any gain or loss recognized from the sale or other disposition of our ordinary shares or ADSs will generally be gain or loss from sources within the United States for U.S. foreign tax credit purposes.

Certain U.S. Holders that are individuals, estates or trusts and whose income exceeds certain thresholds generally are subject to a 3.8% tax on all or a portion of their net investment income, which may include their gross dividend income and net gains from the disposition of our ordinary shares or ADSs. If you are a United States person that is an individual, estate or trust, you are encouraged to consult your tax advisors regarding the applicability of this Medicare tax to your income and gains in respect of your investment in our ordinary shares or ADSs.

Information Reporting and Backup Withholding

U.S. Holders may be required to file certain U.S. information reporting returns with the IRS with respect to an investment in our ordinary shares or ADSs, including, among others, IRS Form 8938 (Statement of Specified Foreign Financial Assets). Each U.S. Holder who is a shareholder of a PFIC must file an annual report on IRS Form 8621 (or any successor form) containing certain information, generally with the U.S. Holder’s U.S. federal income tax return for the relevant year. Substantial penalties may be imposed upon a U.S. Holder that fails to comply with the required information reporting.

Unless otherwise provided by the U.S. Treasury, each U.S. shareholder of a PFIC is required to file an annual report containing such information as the U.S. Treasury may require. A U.S. Holder’s failure to file the annual report will cause the statute of limitations for such U.S. Holder’s U.S. federal income tax return to remain open with regard to the items required to be included in such report until three years after the U.S. Holder files the annual report, and, unless such failure is due to reasonable cause and not willful neglect, the statute of limitations for the U.S. Holder’s entire U.S. federal income tax return will remain open during such period.

Dividends on and proceeds from the sale or other disposition of our ADSs may be reported to the IRS unless the U.S. Holder establishes a basis for exemption. Backup withholding may apply to amounts subject to reporting if the holder (1) fails to provide an accurate U.S. taxpayer identification number or otherwise establish a basis for exemption, or (2) is described in certain other categories of persons. However, U.S. Holders that are corporations generally are excluded from these information reporting and backup withholding tax rules.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability if the required information is furnished by the U.S. Holder on a timely basis to the IRS.

U.S. Holders should consult their own tax advisors regarding the backup withholding tax and information reporting rules.

EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN OUR ADSs OR ORDINARY SHARES IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.

Cayman Taxation

Prospective investors should consult their professional advisers on the possible tax consequences of buying, holding or selling any ADSs or ordinary shares under the laws of their country of citizenship, residence or domicile.

The following is a discussion on certain Cayman Islands income tax consequences of an investment in the ADSs or ordinary shares. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

No stamp duty, capital duty, registration or other issue or documentary taxes are payable in the Cayman Islands on the creation, issuance or delivery of the ADSs or ordinary shares. The Cayman Islands currently have no form of income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax. There are currently no Cayman Islands’ taxes or duties of any nature on gains realized on a sale, exchange, conversion, transfer or redemption of the ADSs or ordinary shares. Payments of dividends and capital in respect of the ADSs or ordinary shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of interest and principal or a dividend or capital to any holder of the ADSs or ordinary shares, nor will gains derived from the disposal of the ADSs or ordinary shares be subject to Cayman Islands income or corporation tax as the Cayman Islands currently have no form of income or corporation taxes.

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, have applied for and have received an undertaking from the Governor of the Cayman Islands that no law enacted in the Cayman Islands during the period of 30 years from 3 January 2018, being the date of the undertaking imposing any tax to be levied on profits, income, gains or appreciation shall apply to us or our operations and no such tax or any tax in the nature of estate duty or inheritance tax shall be payable (directly or by way of withholding) on the ADSs or ordinary shares, debentures or other obligations of ours.

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with Jefferies, under which we may offer and sell our ADSs, from time to time through Jefferies acting as agent. Sales of our ADSs, if any, under this prospectus supplement and the accompanying prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.

Each time we wish to issue and sell our ADSs under the Sales Agreement, we will notify Jefferies of the number of ADSs to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of ADSs to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed Jefferies, unless Jefferies declines to accept the terms of such notice, Jefferies has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Jefferies under the Sales Agreement to sell our ADSs are subject to a number of conditions that we must meet.

The settlement of sales of shares between us and Jefferies is generally anticipated to occur on the second trading day following the date on which the sale was made, unless we otherwise agree with Jefferies. For example, we may agree with Jefferies to settle on such earlier day as is the industry practice at that time for regular-way trading. Effective May 2024, under Exchange Act Rule 15c6-1, the standard settlement cycle will be shortened to one trading day following the date sales are made. Sales of our ADSs as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Jefferies may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Jefferies a commission equal to 3.0% of the aggregate gross proceeds we receive from each sale of our ADSs. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse Jefferies for the fees and disbursements of its counsel, payable upon execution of the Sales Agreement, in an amount not to exceed $50,000, in addition to certain ongoing disbursements of its legal counsel. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to Jefferies under the terms of the Sales Agreement, will be approximately $150,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.

Jefferies will provide written confirmation to us before the open on Nasdaq on the day following each day on which our ADSs are sold under the Sales Agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.

In connection with the sale of our ADSs on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Jefferies against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Jefferies may be required to make in respect of such liabilities.

The offering of our ADSs pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all ADSs subject to the Sales Agreement and (ii) the termination of the Sales Agreement as permitted therein. We and Jefferies may each terminate the Sales Agreement at any time upon ten days’ prior notice.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement will be filed as an exhibit to a report on Form 6-K filed under the Exchange Act, and incorporated by reference in this prospectus supplement.

Jefferies and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, Jefferies may make or hold a broad array of investments and actively trade securities for its own account or for the accounts of customers, and, such investments and securities activities may involve instruments and/or securities of ours. Jefferies and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such instruments or securities and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such investments and securities.

A prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by Jefferies, and Jefferies may distribute the prospectus supplement and the accompanying prospectus electronically.

LEGAL MATTERS

We are being represented by Cooley LLP, San Diego, California, with respect to certain legal matters of U.S. federal securities and New York State law. The validity of our ordinary shares underlying our ADSs and certain other matters of Cayman Islands law will be passed upon for us by Walkers (Singapore) Limited Liability Partnership. Jefferies is being represented by Goodwin Procter LLP, New York, New York in connection with the offering.

EXPERTS

The consolidated financial statements of ASLAN Pharmaceuticals Limited as of December 31, 2022 and 2023, and for each of the two years in the period ended December 31, 2023, incorporated by reference in this prospectus supplement by reference to ASLAN Pharmaceuticals Limited’s annual report on Form 20-F for the year ended December 31, 2023, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The registered business address of Deloitte & Touche LLP is 6 Shenton Way, OUE Downtown 2, #33-00, Singapore 068809.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. Under the Exchange Act, we file annual reports on Form 20-F and other information with the SEC. We also furnish to the SEC under cover of Form 6-K material information required to be made public in our home country, filed with and made public by any stock exchange on which we are listed or distributed by us to our shareholders. As a foreign private issuer, we are exempt from, among other things, the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The SEC maintains a web site that contains reports and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

This prospectus supplement and accompanying prospectus are part of a registration statement on Form F-3 that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement of which this prospectus supplement forms a part. Statements in this prospectus supplement and accompanying prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

We also maintain a website at www.aslanpharma.com through which you can access our SEC filings. The reference to our website is an inactive textual reference only and the information contained in, or that can be accessed through, our website is not a part of this prospectus supplement.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, Cayman Islands companies do not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our executive officers, directors and shareholders, be subject to arbitration.

Substantially all of our assets are located outside the United States. In addition, most of our directors and executive officers are nationals or residents of jurisdictions other than the United States and substantially all of their assets are located outside the United States. As a result, it may be difficult or impossible for you to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the U.S. District Court for the Southern District of New York in connection with any offerings under this prospectus supplement under the federal securities laws of the United States or of any State in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York in connection with any offerings under this prospectus supplement under the securities laws of the State of New York.

Cayman Islands

We have been advised by Walkers, our counsel as to Cayman Islands law, that the United States and the Cayman Islands do not have a treaty providing for reciprocal recognition and enforcement of judgments of U.S. courts in civil and commercial matters and that there is uncertainty as to whether a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability provisions, whether or not predicated solely upon the U.S. federal securities laws, would be enforceable in the Cayman Islands. This uncertainty relates to whether such a judgment would be determined by the courts of the Cayman Islands to be penal or punitive in nature.

We have also been advised by Walkers that, notwithstanding the above, a final and conclusive judgment obtained in U.S. federal or state courts under which a definite sum of money is payable as compensatory damages and not in respect of laws that are penal in nature (i.e., not being a sum claimed by a revenue authority for taxes or other charges of a similar nature by a governmental authority, or in respect of a fine or penalty or multiple or punitive damages) will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided that: (a) the court that gave the judgment was competent to hear the action in accordance with private international law principles as applied by the courts in the Cayman Islands and the parties subject to such judgment either submitted to such jurisdiction or were resident or carrying on business within such jurisdiction and were duly served with process, (b) the judgment given by the foreign court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations, (c) the judgment was final and conclusive and for a liquidated sum, (d) the judgment was not obtained by fraud (e) the judgment was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or public policy in the Cayman Islands.

A Cayman Islands court may impose civil liability on us or our directors or officers in a suit brought in the Grand Court of the Cayman Islands against us or these persons with respect to a violation of U.S. federal securities laws, provided that the facts surrounding any violation constitute or give rise to a cause of action under Cayman Islands law.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. This means that we can disclose important information by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file with the SEC after the date of this prospectus supplement and before the termination or completion of this offering will also be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the date of filing of such documents and will automatically update and supersede previously filed information, including information contained in this document.

The documents we are incorporating by reference are:

•
our Annual Report on Form 20-F for the year ended December 31, 2023, filed with the SEC on April 12, 2024;
•
our Reports on Form 6-K furnished to the SEC on January 8, 2024; January 24, 2024; March 11, 2024; March 13, 2024; and April 12, 2024; and
•
the description of ADSs representing our ordinary shares contained in our Registration Statement on Form 8-A filed with the SEC on April 30, 2018, including any amendments or reports filed for the purpose of updating such description.

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus supplement (if they state that they are incorporated by reference into this prospectus supplement) prior to the termination of this offering. In all cases, you should rely on the later information over different information included in this prospectus supplement.

Unless expressly incorporated by reference, nothing in this prospectus supplement shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus supplement and accompanying prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus supplement and accompanying prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:

ASLAN Pharmaceuticals Limited

3 Temasek Avenue

Level 18 Centennial Tower

Singapore 039190

+65 6817 9598

You may also access these documents on our website, www.aslanpharma.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.

You should rely only on information contained in, or incorporated by reference into, this prospectus supplement and accompanying prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement or incorporated by reference in this prospectus supplement and accompanying prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

PROSPECTUS

$200,000,000

Ordinary Shares

American Depositary Shares representing Ordinary Shares

This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $200,000,000 of our ordinary shares, including American Depositary Shares, or ADSs, representing ordinary shares. Each ADS will represent twenty-five ordinary shares and will be evidenced by American Depositary Receipts, or ADRs.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.

Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees or commissions and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Our ADSs are listed on The Nasdaq Capital Market under the symbol “ASLN.” On March 20, 2023, the last reported sale price of our ADSs on The Nasdaq Capital Market was $3.02 per ADS. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The Nasdaq Capital Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and in any free writing prospectus we have authorized for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 6, 2023.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer ordinary shares, including ADSs representing our ordinary shares, in one or more offerings, with a total aggregate offering price of up to $200,000,000. This prospectus provides you with a general description of the securities we may offer.

Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before investing in any of the securities offered.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus and the information incorporated herein by reference contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to the terms “ASLAN,” “ASLAN Pharmaceuticals,” “the company,” “we,” “us” and “our” refer to ASLAN Pharmaceuticals Limited and its subsidiaries.

On March 13, 2023, we effected a change to the ratio of our ADSs to our ordinary shares from one ADS representing five ordinary shares to one ADS representing twenty-five ordinary shares, or the ADS Ratio Change. Except as otherwise indicated, all information in this prospectus gives retroactive effect to the ADS Ratio Change.

For investors outside the United States: We have not done anything that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.

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PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. We urge you to read this entire prospectus, including our consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in the applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Company Overview

We are a clinical-stage immunology focused biopharmaceutical company developing innovative treatments to transform the lives of patients.

Our portfolio is led by eblasakimab (also known as ASLAN004), a potential first-in-class human monoclonal antibody that binds to the IL-13 receptor 1 subunit, blocking signaling of two pro-inflammatory cytokines, IL-4 and IL-13 which are central to triggering symptoms of atopic dermatitis, or AD, such as redness and itching of the skin. Eblasakimab has the potential to improve upon current biologics used to treat allergic disease.

We are currently conducting a Phase 2b clinical trial investigating eblasakimab as a therapeutic antibody for moderate-to-severe AD. We expect to report topline data from the Phase 2b trial in early July 2023. In September 2021, we announced topline data from our Phase 1 multiple ascending dose study, which established proof of concept for eblasakimab in AD, and supports a potentially differentiated safety and efficacy profile.

We are also developing farudodstat (also known as ASLAN003), an orally active, potent inhibitor of human dihydroorotate dehydrogenase, or DHODH that has the potential to be a best-in-class therapy in autoimmune disease. Inhibition of DHODH is demonstrated to have anti-inflammatory and immunomodulatory effects that are selective towards rapidly proliferating lymphocytes, making it an attractive target for immune-mediated inflammatory diseases, such as alopecia areata, or AA. We are planning to conduct a Phase 2 clinical trial in AA starting in the second quarter of 2023.

Corporate Information

ASLAN Pharmaceuticals Pte. Ltd. was incorporated in Singapore in April 2010 and ASLAN Pharmaceuticals Limited was incorporated in Cayman Islands in June 2014. Our ADSs were listed on The Nasdaq Global Market from May 2018 to September 28, 2022. On September 29, 2022, we transferred the listing of our ADSs to The Nasdaq Capital Market.

In addition to ASLAN Pharmaceuticals Pte. Ltd., our subsidiaries, ASLAN Pharmaceuticals Australia Pty Ltd., ASLAN Pharmaceuticals Hong Kong Limited, ASLAN Pharmaceuticals (Shanghai) Co. Ltd., ASLAN Pharmaceuticals (USA) Inc. were incorporated Australia, Hong Kong, China, and the United States and Singapore in July 2014, July 2015, May 2016, and October 2018, respectively.

Our principal executive offices are located at 3 Temasek Avenue, Level 18 Centennial Tower, Singapore 039190. Our telephone number at this address is +65 6817 9598. Our registered office in the Cayman Islands is at the offices of Walkers Corporate Limited at 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street 18th Floor, New York, NY 10168. Our website address is www.aslanpharma.com. The reference to our website is an inactive textual reference only and the information contained in, or that can be accessed through, our website is not a part of this prospectus.

We conduct our business using the trademark “ASLAN,” “ASLAN PHARMACEUTICALS” and our lion logo, as well as domain names incorporating either or both of these trademarks. “ASLAN” has been registered as a trademark in the U.S., Japan and Singapore, and is the subject of pending trademark applications in the E.U. and China. “ASLAN PHARMACEUTICALS” and our lion logo has been registered in Singapore. This prospectus and the information incorporated herein by reference contains references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus and the information incorporated herein by reference, including logos, artwork and other visual displays, may appear without the ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the U.S. Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

•	exemption from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002; and

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to the extent that we no longer qualify as a foreign private issuer, (1) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (2) exemptions from the requirements of holding a non-binding advisory vote on executive compensation, including golden parachute compensation.

We may take advantage of these provisions until we are no longer an emerging growth company. We will remain an emerging growth company until the earlier to occur of (1) (a) December 31, 2023 (b) the last day of the fiscal year in which our annual gross revenue is $1.235 billion or more, or (c) the date on which we are deemed to be a “large accelerated filer,” under the rules of the SEC, which means the market value of our equity securities that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. We may choose to take advantage of some but not all of these reduced burdens. To the extent that we take advantage of these reduced burdens, the information that we provide shareholders may be different than you might obtain from other public companies in which you hold equity interests.

In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of delayed adoption of new or revised accounting standards and, therefore, we will be subject to the same requirements to adopt new or revised accounting standards as other public companies that are not emerging growth companies. We expect that we will no longer qualify as an emerging growth company on December 31, 2023.

Implications of Being a Foreign Private Issuer

We are also considered a “foreign private issuer” under U.S. securities laws. In our capacity as a foreign private issuer, we are exempt from certain rules under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our securities. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. In addition, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information.

As a foreign private issuer, we are permitted to follow certain home country corporate governance practices instead of those otherwise required under the Nasdaq listing rules for domestic issuers. For instance, we follow home country practice in the Cayman Islands with regard to, among other things, board composition, director nomination procedures and quorum at shareholders’ meetings. Following our home country governance practices in lieu of the corporate governance standards that would otherwise apply to a U.S. domestic issuer listed on The Nasdaq Capital Market may provide less protection than is accorded to investors under the Nasdaq listing rules applicable to domestic issuers.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We will remain a foreign private issuer until such time that more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (1) the majority of our executive officers or directors are U.S. citizens or residents; (2) more than 50% of our assets are located in the United States; or (3) our business is administered principally in the United States.

The Securities We May Offer

Under this prospectus, we may offer ordinary shares, including ADSs representing our ordinary shares, with a total aggregate offering price of up to $200,000,000, from time to time at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

•	the names of those agents or underwriters;

•	applicable fees and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our most recent Annual Report on Form 20-F and the other documents that are filed after the date hereof that are incorporated by reference into this prospectus and the applicable prospectus supplement, before deciding whether to purchase any of the securities being offered. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

Summary of Risk Factors

Our business is subject to a number of risks of which you should be aware before making a decision to invest in our securities. These risks include, among others, the following:

•	We have incurred significant losses since our inception and anticipate that we will continue to incur significant losses for the foreseeable future.

•	We currently do not generate any revenue from product sales, have generated only limited revenue since inception, and may never be profitable.

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We will need to obtain substantial additional financing for our operations, and if we fail to obtain additional financing, we may be forced to delay, reduce or eliminate our product development programs or commercialization efforts.

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We are heavily dependent on the success of our two product candidates, eblasakimab and farudodstat and we cannot give any assurance that eblasakimab or farudodstat will successfully complete clinical development or receive regulatory approval, which is necessary before they can be commercialized.

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Clinical development is a lengthy and expensive process with an uncertain outcome, and results of earlier studies and trials may not be predictive of future trial results. Failure can occur at any stage of clinical development. We have never completed a pivotal clinical trial for our product candidates or submitted a New Drug Application or a Biologics License Application to the U.S. Food and Drug Administration, or the FDA, or similar drug approval filings to comparable foreign authorities.

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Delays in clinical trials are common and have many causes, and any delay could result in increased costs to us and jeopardize or delay our ability to obtain regulatory approval and commence product sales.

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The regulatory approval processes of the FDA and comparable foreign authorities are lengthy, time consuming and inherently unpredictable, and if we are ultimately unable to obtain regulatory approval for our product candidates, our business will be substantially harmed.

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We rely on third parties to conduct our preclinical studies and clinical trials. If these third parties do not successfully carry out their contractual duties or meet expected deadlines, we may not be able to obtain regulatory approval for or commercialize our product candidates and our business could be substantially harmed.

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If we are unable to obtain or protect intellectual property rights related to our current product candidates or any future product candidates which we may develop, we may not be able to compete effectively in our market.

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If we are unable to regain compliance with the listing requirements of the Nasdaq Capital Market, our ADSs may remain delisted from the Nasdaq Capital Market which could have a material adverse effect on our financial condition and could make it more difficult for you to sell your shares.

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You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law, we conduct the majority of our operations, and substantially all of our directors and executive officers reside, outside of the United States.

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We qualify as a foreign private issuer and, as a result, we are not subject to U.S. proxy rules and are subject to Exchange Act reporting obligations that permit less detailed and frequent disclosures than those of a U.S. domestic public company.

•	Our business is subject to economic, political, regulatory and other risks associated with international operations.

•	Our business could continue to be adversely affected by the effects of health pandemics or epidemics, including the effects of the COVID-19 pandemic.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements. These are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the sections titled “Information on the Company,” “Risk Factors” and “Operating and Financial Review and Prospects” incorporated by reference from our most recent Annual Report on Form 20-F, as well as any amendments thereto, filed with the SEC.

In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “could,” “estimate,” “expects,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative or plural of those terms, and similar expressions intended to identify statements about the future, although not all forward-looking statements contain these words. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements.

Any statements in this prospectus, any accompanying prospectus supplement and related free writing prospectus, or in the documents incorporated by reference herein and therein, about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. Within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act, these forward-looking statements include, without limitation, statements regarding:

•	The outcome, cost and timing of our product development activities and clinical trials;

•	Our plans and expected timing with respect to regulatory filings and approvals;

•	Our ability to fund our operations;

•	Our plans to develop and commercialize our product candidates and expand our development pipeline;

•	Our ability to enter into a transaction with respect to commercialization of our products and product candidates;

•	The size and growth potential of the markets for our product candidates, and our ability to serve those markets;

•	Our sales and marketing strategies and plans;

•	Potential market acceptance of our product candidates;

•	Potential regulatory developments in the United States and foreign countries;

•	The performance of our third-party suppliers and manufacturers;

•	Our ability to compete with other therapies that are or become available;

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Our expectations regarding the period during which we qualify as an emerging growth company under the JOBS Act, a foreign private issuer under U.S. securities laws or a passive foreign investment company for U.S. federal income tax purposes;

•	Our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

•	Our expectations regarding the terms of our patents and ability to obtain and maintain intellectual property protection for our product candidates; and

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The impact of the COVID-19 pandemic on our operations, research and development and clinical trials and potential disruption in the operations and business of third-party manufacturers, contract research organizations, other service providers and collaborators with whom we conduct business.

You should refer to the “Risk Factors” section contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Given these risks, uncertainties and other factors, many of which are beyond our control, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate, and you should not place undue reliance on these forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

You should read this prospectus, the applicable prospectus supplement, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus we have authorized for use in connection with a specific offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

This prospectus and the information incorporated by reference in this prospectus may contain market data and industry forecasts that were obtained from industry publications. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we believe the market position, market opportunity and market size information included in this prospectus and in the information incorporated by reference in this prospectus is generally reliable, such information is inherently imprecise.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus, even if new information becomes available in the future.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may sell from time to time pursuant to this prospectus (as may be detailed in a prospectus supplement) an indeterminate number of ordinary shares, including ADSs representing our ordinary shares, as shall have a maximum aggregate offering price of up to $200,000,000. The actual price per share or per security of the securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer. See “Plan of Distribution.”

CAPITALIZATION

We intend to include information about our capitalization and indebtedness in prospectus supplements.

OFFER AND LISTING DETAILS

We may sell from time to time pursuant to this prospectus (as may be detailed in a prospectus supplement) an indeterminate number of ordinary shares, including ADSs representing our ordinary shares, as shall have a maximum aggregate offering price of up to $200,000,000. The actual price per share or per security of the securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer. See “Plan of Distribution.”

Our ADSs were listed on The Nasdaq Global Market under the symbol “ASLN” from May 4, 2018 to September 28, 2022. On September 29, 2022, we transferred the listing of our ADSs to The Nasdaq Capital Market. Our ordinary shares were listed on the Taipei Exchange under the code “6497” from June 1, 2017 until August 25, 2020. Prior to that date, there was no public trading market for our ADSs or our ordinary shares.

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, we currently intend to use the net proceeds of any offering of securities for working capital and other general corporate purposes. Accordingly, we will have significant discretion in the use of any net proceeds. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities. Pending these uses, we intend to invest the net proceeds in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit, or direct or guaranteed obligations of the U.S. or other governments.

PLAN OF DISTRIBUTION

We may offer securities under this prospectus and the applicable prospectus supplement from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents or (3) directly to one or more purchasers, or through a combination of such methods. We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed from time to time;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices; or

•	negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time, and may enter into arrangements for “at-the-market,” equity line or similar transactions. We will name in the applicable prospectus supplement any underwriter or agent involved in the offer or sale of the securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the applicable prospectus supplement which the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of concessions or commissions.

With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement information regarding any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in each applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in each applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

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the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

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if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Certain underwriters may use this prospectus and the applicable prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority, Inc., or FINRA.

ADSs representing our ordinary shares sold pursuant to the registration statement of which this prospectus is a part will be authorized for listing and trading on The Nasdaq Capital Market. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The Nasdaq Capital Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. Underwriters may make a market in our ADSs, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the liquidity of or the existence, development or maintenance of trading markets for any of the securities.

In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

DESCRIPTION OF SHARE CAPITAL

General

We are an exempted company incorporated in June 2014 with limited liability under the laws of the Cayman Islands and our affairs are governed by:

•	Our Eleventh Amended and Restated Memorandum and Articles of Association, or our Articles;

•	the Companies Act (as amended) of the Cayman Islands, or the Companies Act; and

•	the common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital is $10,000,000 divided into 1,000,000,000 ordinary shares of a nominal or par value of $0.01 per ordinary share. As of February 28, 2023, there were 408,681,230 ordinary shares (including ordinary shares in the form of ADSs), issued and outstanding.

The following are summaries of material provisions of our Articles and the Companies Act insofar as they relate to the material terms of our share capital.

Eleventh Amended and Restated Memorandum and Articles of Association

Subject to other provisions in our Articles, our shareholders may by ordinary resolution increase our authorized share capital or by special resolution reduce the share capital and may also by special resolution amend our Articles.

Ordinary Shares. All of our outstanding ordinary shares are fully paid and non-assessable. No certificates representing the ordinary shares have been issued. Our shareholders who are nonresidents of the Cayman Islands may freely hold and vote their shares.

Dividends. The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. In addition, our shareholders may declare dividends by ordinary resolution, but no dividend shall exceed the amount recommended by our directors. Our Articles provide that the directors may, before recommending or declaring any dividend, set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall be applicable for meeting contingencies or for equalizing dividends or for any other purpose to which those funds may be properly applied. Under the laws of the Cayman Islands, our company may pay a dividend out of any of profit, retained earnings or the credit standing in our company’s share premium account, provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business immediately following the date on which the distribution or dividend is paid.

Voting Rights. Holders of our ordinary shares shall be entitled to one vote per ordinary share. Voting at any shareholders’ meeting is by show of hands unless a poll is demanded (before or on the declaration of the result of the show of hands). A poll may be demanded by the chairman of such meeting or any one or more shareholders present in person or by proxy at the meeting.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the outstanding ordinary shares at a meeting. A special resolution will be required for important matters such as a change of name, making changes to our Articles or approving a merger. Holders of the ordinary shares may, among other things, subdivide, consolidate or increase our share capital by ordinary resolution.

General Meetings of Shareholders. As a Cayman Islands exempted company, we are not obliged by the Companies Act or our Articles to call shareholders’ annual general meetings.

Shareholders’ general meetings may be convened by a majority of our board of directors. Advance written notice of at least seven calendar days (counting from the date service is deemed to take place as provided in our Articles) is required for the convening of any general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of at least one shareholder present or by proxy, representing at least a majority of our paid up voting share capital.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Articles provide general meetings shall also be convened on the requisition in writing of any Shareholder or Shareholders entitled to attend and vote at our general meetings holding at least ten percent of the paid up voting share capital deposited at the Office specifying the objects of the meeting by notice given no later than 21 days from the date of deposit of the requisition duly proceed to convene a general meeting to be held.

Transfer of Ordinary Shares. Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors. Our board of directors may determine to decline to register any transfer of shares for any reason.

Liquidation. On the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay the whole of the share capital, the assets will be distributed so that the losses are borne by our shareholders in proportion to the par value of the shares held by them.

Calls on Shares and Forfeiture of Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares. We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of directors. We may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors and agreed with the relevant shareholder. Under the Companies Act, the redemption or repurchase of any share may be paid out of our profits, retained earnings or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares. If at any time our share capital is divided into different classes (and as otherwise determined by our board of directors) the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class only be materially adversely varied or abrogated with the consent in writing of the holders of not less than two-thirds of the issued shares of the relevant class, or with the sanction of a resolution passed at a separate meeting of the holders of the shares of such class by a majority of two-thirds of the votes cast at such a meeting. The board of directors may vary the rights attaching to any class without the consent or approval of shareholders provided that the rights will not, in the determination of the board of directors, be materially adversely varied or abrogated by such action.

Issuance of Additional Shares. Our Articles authorize our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our Articles also authorize our board of directors to establish from time to time one or more series of preferred shares with the approval of the board of directors and with the approval of a special resolution and to determine, with respect to any series of preference shares, the terms and rights of that series, including the:

•	order, fixed amount or fixed ratio of allocation of dividends and other distributions on preferred shares;

•	order, fixed amount or fixed ratio of allocation of the assets available for distribution on a liquidation of the Company;

•	order of or restriction on the voting rights (including declaring no voting rights whatsoever) of preferred shareholders;

•	other matters concerning rights and obligations incidental to preferred shares; and

•	method by which the Company is authorized or compelled to redeem the preferred shares, or a statement that redemption rights shall not apply.

Prior to the issuance of any preferred shares, the Articles shall be amended to set forth the rights and obligations of the preferred shares. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Inspection of Books and Records. Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our corporate records (except for the memorandum and articles of association of our company, any special resolutions passed by our company and the register of mortgages and charges of our company). However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find More Information.”

Anti-Takeover Provisions. Some provisions of our Articles may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:

•	authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares; and

•	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our Articles for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Exempted Company. We are an exempted company incorporated with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

•	does not have to file an annual return of its shareholders with the Registrar of Companies;

•	is not required to open its register of members for inspection;

•	does not have to hold an annual general meeting;

•	may issue negotiable or bearer shares or shares with no par value;

•	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•	may register as a limited duration company; and

•	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other limited circumstances in which a court may be prepared to pierce or lift the corporate veil).

2023 Private Placement

On February 24, 2023, we entered into a Unit Purchase Agreement, or the Unit Purchase Agreement, with fund entities affiliated with BVF Partners L.P., or collectively, BVF, and the other purchasers named therein, or collectively, the Purchasers, pursuant to which we agreed to sell to the Purchasers, in a private placement offering, or the Private Placement, an aggregate of (i) 59,957,865 ordinary shares (or the equivalent of 2,398,314 ADSs) and (ii) 52,401,685 ordinary shares issuable upon the exercise of Pre-Funded Warrants (or the equivalent of 2,096,067 ADSs), at a purchase price of $0.178 per ordinary share (or the equivalent of $4.45 per ADS) and $4.4475 per Pre-Funded Warrant. The Private Placement closed on February 27, 2023.

As part of the Private Placement, the Purchasers also received two tranches of Warrants exercisable in the aggregate for up to 276,545,560 ordinary shares or Tranche Pre-Funded Warrants exercisable for 11,061,822 ADSs. The first tranche of Warrants is comprised (i) 50% of Warrants that are exercisable upon issuance and until 60 days after the public announcement of our topline data from our TREK-AD Phase 2b clinical trial investigating eblasakimab in atopic dermatitis, or the eblasakimab announcement, at an exercise price of $6.50 per ADS, and (ii) 50% of warrants which can only be exercised within 60 days after the eblasakimab announcement at an exercise price based on the higher of $6.50 and a 50% discount to the ADSs’ volume-weighted average price, or VWAP, measured across a specified period after the eblasakimab announcement. The second tranche of Warrants is similarly comprised (i) 50% of Warrants that are exercisable upon issuance until 60 days after the public announcement of topline interim data from our planned Phase 2 proof of concept trial investigating farudodstat, or the farudodstat announcement, at an exercise price of $8.15 per ADS, and (ii) 50% of Warrants which can only be exercised within 60 days after the farudodstat announcement at an exercise price based on the higher of $8.15 and a 50% discount to the ADS VWAP measured across a specified period after the farudodstat announcement. The Warrants have a term of five years and include a mandatory exercise provision, subject to the satisfaction of certain pre-specified conditions. The Pre-Funded Warrants and the Tranche Pre-Funded Warrants do not expire until exercised in full.

Pursuant to the Purchase Agreement, we granted fund entities affiliated with BVF Partners L.P., or collectively, BVF, the right to nominate one individual to our board of directors and are required to recommend to our shareholders to elect such nominee until such time that BVF retains beneficial ownership of less than 9.9% of the issued and outstanding ordinary shares (including any Pre-Funded Warrants and Tranche Pre-Funded Warrants BVF holds as if fully exercised).

The Private Placement resulted in gross proceeds to us of approximately $20.0 million. If all Warrants are fully-exercised we would receive an additional $80.0 million in gross proceeds.

Preference Shares

Pursuant to our Articles, we may issue shares with rights which are preferential to those of ordinary shares issued by us with the approval of our board of directors and with the approval of a special resolution. Our Articles must be amended by special resolution to provide for such preference shares.

Material Differences in Corporate Law

The Companies Act is modeled after the corporate legislation of the United Kingdom but does not follow recent United Kingdom statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in Delaware and their shareholders.

	Delaware	Cayman Islands
Title of Organizational Documents	Certificate of Incorporation Bylaws	Memorandum of Association and Articles of Association

Duties of Directors

Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of its shareholders. The duty of care requires that directors act in an informed and deliberative manner and inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of the corporation’s employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the shareholders.

As a matter of Cayman Islands law, directors of Cayman Islands companies owe fiduciary duties to their respective companies to, amongst other things, act in good faith in their dealings with or on behalf of the company and exercise their powers and fulfill the duties of their office honestly. Five core duties are:

•  a duty to act in good faith in what the directors bona fide consider to be the best interests of the company (and in this regard, it should be noted that the duty is owed to the company and not to associate companies, subsidiaries or holding companies);

•  a duty not to personally profit from opportunities that arise from the office of director;

•  a duty of trusteeship of the company’s assets;

	Delaware	Cayman Islands

•  a duty to avoid conflicts of interest; and

•  a duty to exercise powers for the purpose for which such powers were conferred.

A director of a Cayman Islands company also owes the company a duty to act with skill, care and diligence. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, there are indications that the courts are moving towards an objective standard with regard to the required skill and care.

Limitations on Personal Liability of Directors

Subject to the limitations described below, a certificate of incorporation may provide for the elimination or limitation of the personal liability of a director to the corporation or its shareholders for monetary damages for a breach of fiduciary duty as a director.

Such provision cannot limit liability for breach of loyalty, bad faith, intentional misconduct, unlawful payment of dividends or unlawful share purchase or redemption. In addition, the certificate of incorporation cannot limit liability for any act or omission occurring prior to the date when such provision becomes effective.

The Companies Act has no equivalent provision to Delaware law regarding the limitation of director’s liability. However, as a matter of public policy, Cayman Islands law will not allow the limitation of a director’s liability to the extent that the liability is a consequence of the director committing a crime or of the director’s own fraud, dishonesty or willful default.

Indemnification of Directors, Officers, Agents, and Others

A corporation has the power to indemnify any director, officer, employee, or agent of the corporation who was, is, or is threatened to be made a party who acted in good faith and in a manner he believed to be in the best interests of the corporation, and if with respect to a criminal proceeding, had no reasonable cause to believe his conduct would be unlawful, against amounts actually and reasonably incurred.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the consequences of committing a crime, or against the indemnified person’s own fraud or dishonesty.

Interested Directors

Under Delaware law, a transaction in which a director who has an interest is not void or voidable solely because such interested director is present at or participates in the meeting that authorizes the transaction if: (i) the material facts as to such interested director’s relationship or interests are disclosed or are known to the board of directors and the board in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum, (ii) such material facts are disclosed or are known to the shareholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the shareholders, or (iii) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified. Under Delaware law, a director could be held liable for any transaction in which such director derived an improper personal benefit.

Our Articles contain a provision that allows the director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with us shall declare the nature of his interest at a meeting of the directors. A general notice given to the directors by any director to the effect that he is to be regarded as interested in any contract or other arrangement which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made. A director may vote in respect of any contract or proposed contract or arrangement notwithstanding that he may be interested therein and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the directors at which any such contract or proposed contract or arrangement shall come before the meeting for consideration.

	Delaware	Cayman Islands
Voting Requirements

The certificate of incorporation may include a provision requiring supermajority approval by the directors or shareholders for any corporate action.

In addition, under Delaware law, certain business combinations involving interested shareholders require approval by a supermajority of the non-interested shareholders.

For the protection of shareholders, certain matters must be approved by special resolution of the shareholders as a matter of Cayman Islands law, including alteration of the memorandum or articles of association, appointment of inspectors to examine company affairs, reduction of share capital (subject, in relevant circumstances, to court approval), change of name, authorization of a plan of merger or transfer by way of continuation to another jurisdiction or consolidation or voluntary winding up of the company.

The Companies Act requires that a special resolution be passed by a majority of at least two-thirds or such higher percentage as set forth in the articles of association, of shareholders being entitled to vote and do vote in person or by proxy at a general meeting, or by unanimous written consent of shareholders entitled to vote at a general meeting. Our Articles provide that a resolution in writing signed by all the shareholders for the time being entitled to receive notice of and to attend and vote at our general meetings (or being corporations by their duly authorized representatives) shall be as valid and effective as if the same had been passed at a general meeting duly convened and held.

Voting for Directors

Under Delaware law, unless otherwise specified in the certificate of incorporation or bylaws of the corporation, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

The Companies Act defines “special resolution” only. A company’s articles of association can therefore tailor the definition of “ordinary resolutions” as a whole, or with respect to specific provisions.

Our Articles contain a provision that shareholders may by ordinary resolution appoint any person to be a director. Further, the directors shall have power at any time and from time to time to appoint any person to be a director, either as a result of a casual vacancy or as an additional director, subject to the maximum number (if any) imposed by Ordinary Resolution.

	Delaware	Cayman Islands

Cumulative Voting	No cumulative voting for the election of directors unless so provided in the certificate of incorporation.	No cumulative voting for the election of directors unless so provided in the articles of association. Our Articles do not expressly provide for cumulative voting on the election of directors.

Directors’ Powers Regarding Bylaws	The certificate of incorporation may grant the directors the power to adopt, amend or repeal bylaws.	The memorandum and articles of association may only be amended by a special resolution of the shareholders.

Nomination and Removal of Directors and Filling Vacancies on Board

Shareholders may generally nominate directors if they comply with advance notice provisions and other procedural requirements in company bylaws. Holders of a majority of the shares may remove a director with or without cause, except in certain cases involving a classified board or if the company uses cumulative voting. Unless otherwise provided for in the certificate of incorporation, directorship vacancies are filled by a majority of the directors elected or then in office.

Nomination and removal of directors and filling of board vacancies are governed by the terms of the articles of association.

Mergers and Similar Arrangements

Under Delaware law, with certain exceptions, a merger, consolidation, exchange or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. Under Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair value of the shares held by such shareholder (as determined by a court) in lieu of the consideration such shareholder would otherwise receive in the transaction. Delaware law also provides that a parent corporation, by resolution of its board of directors, may merge with any subsidiary, of which it owns at least 90% of each class of capital stock without a vote by shareholders of such subsidiary. Upon any such merger, dissenting shareholders of the subsidiary would have appraisal rights.

The Companies Act provides for the merger or consolidation of two or more companies into a single entity. The legislation makes a distinction between a “consolidation” and a “merger.” In a consolidation, a new entity is formed from the combination of each participating company, and the separate consolidating parties, as a consequence, cease to exist and are each stricken by the Registrar of Companies. In a merger, one company remains as the surviving entity, having in effect absorbed the other merging party (with the vesting of the undertaking, property and liabilities of the other merging party with the surviving company) that then ceases to exist.

Two or more Cayman Islands companies may merge or consolidate. Cayman Islands companies may also merge or consolidate with foreign companies provided that the laws of the foreign jurisdiction permit such merger or consolidation.

Under the Companies Act, a written plan of merger or consolidation shall be approved by the directors of each constituent company, which then must be authorized by each constituent company by way of (i) a special resolution of the members of each such constituent company; and (ii) such other authorization, if any, as may be specified in such constituent company’s articles of association.

Delaware	Cayman Islands

Shareholder approval is not required where a parent company registered in the Cayman Islands seeks to merge with one or more of its subsidiaries registered in the Cayman Islands and a copy of the plan of merger is given to every member of each subsidiary company to be merged unless that member agrees otherwise.

Secured creditors must consent to the merger although application can be made to the Grand Court of the Cayman Islands for such requirement to be waived if such secured creditor does not grant its consent to the merger. Where a foreign company wishes to merge with a Cayman company, consent or approval to the transfer of any security interest granted by the foreign company to the resulting Cayman entity in the transaction is required, unless otherwise released or waived by the secured party. If the merger plan is approved, it is then filed with the Cayman Islands Registrar of Companies along with a declaration by a director of each company. The Registrar of Companies will then issue a certificate of merger which shall be prima facie evidence of compliance with all requirements of the Companies Act in respect of the merger or consolidation.

The surviving or consolidated entity remains or becomes active while the other company or companies are automatically dissolved. Unless the shares of such shareholder are publicly listed or quoted on the expiry date of the period allowed for written notice of dissent to be provided to the Company, dissenting shareholders in a merger or consolidation of this type are entitled to payment of the fair value of their shares if such shareholder provides a written objection before the vote on such merger or consolidation and subsequently provides written notice of their decision to dissent within 20 days immediately following written notice from the Company to such shareholder of the authorization for such merger or consolidation. The fair value of the shares will be determined by the Cayman Islands court if it cannot be agreed among the parties. With respect to shares that are listed or quoted, a shareholder shall have similar rights only if it is required by the terms of the merger or consolidation to accept for such shares property other than (i) shares (or depositary receipts in respect thereof) in the surviving or consolidated company; (ii) listed or quoted shares (or depositary receipts in respect thereof) of another company; (iii) cash in lieu of any fractions of shares or depositary receipts described at (i) and (ii); or (iv) any combination of shares, depositary receipts or cash described in (i)—(iii).

Delaware	Cayman Islands

The plan of merger or consolidation must be filed with the Registrar of Companies in the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a declaration as to the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger and consolidation will be published in the Cayman Islands Gazette.

Our Articles provide that we may merge or consolidate with one or more other companies in accordance with the Companies Act with the approval of a Special Resolution.

Court approval is not required for a merger or consolidation effected in compliance with these statutory procedures.

Cayman companies may also be restructured or amalgamated under supervision of the Grand Court of the Cayman Islands by way of a court-sanctioned “scheme of arrangement.” A scheme of arrangement is one of several transactional mechanisms available in the Cayman Islands for achieving a restructuring.

Others include share capital exchange, merger (as described above), asset acquisition or control, through contractual arrangements, of an operating business. A scheme of arrangement must not be beyond the powers of the company, as stated in the constitutional documents of the company and also requires the approval of a majority, in number, of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at the meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the Court its view that the transaction ought not be approved, the Court can be expected to approve the scheme of arrangement if it is satisfied that:

• the statutory provisions as to the required majority vote have been met;

	Delaware	Cayman Islands

•  the classes which are required to approve the scheme of arrangement have been properly constituted, so that the members of such classes are properly and fairly represented and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

•  the meetings held by the company in relation to the approval of the scheme of arrangement by such classes have been convened and held in accordance with any directions given by the Court; and

•  the scheme of arrangement has been properly explained to the shareholders or creditors so that they have been able to exercise an informed vote in respect of the scheme; the scheme of arrangement is one which an intelligent and honest man, who is a member of the relevant class and properly acting might approve.

When a takeover offer is made and accepted by holders of 90% of the shares within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection may be made to the Grand Court of the Cayman Islands but is unlikely to succeed unless there is evidence of fraud, bad faith or collusion. If the arrangement and reconstruction are thus approved, any dissenting shareholders would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of United States corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholder Suits

Class actions and derivative actions generally are available to shareholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court generally has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.

The rights of shareholders under Cayman Islands law are not as extensive as those under Delaware law. Class actions are generally not available to shareholders under Cayman Islands laws; historically, there have not been any reported instances of such class actions having been successfully brought before the Cayman Islands courts. In principle, we will normally be the proper plaintiff in any claim based on a breach of duty owed to the Company, and a claim against (for example) the Company’s officers or directors usually may not be brought by a shareholder. A derivative action may be brought by a minority shareholder in only limited circumstances. In this regard, the Cayman Islands courts would ordinarily be expected to follow English case law precedent, which would permit a shareholder to commence an action in the company’s name to remedy a wrong done to the company where the act complained of cannot be ratified by the shareholders and where control of the company by the wrongdoer results in the company not pursuing a remedy itself. The case law shows that derivative actions have been permitted in respect of acts that are beyond the company’s corporate power, illegal, where the individual rights of the plaintiff shareholder have been infringed or are about to be infringed and acts that are alleged to constitute a “fraud on the minority.”

	Delaware	Cayman Islands
Inspection of Corporate Records

Under Delaware law, shareholders of a Delaware corporation have the right during normal business hours to inspect for any proper purpose, and to obtain copies of list(s) of shareholders and other books and records of the corporation and its subsidiaries, if any, to the extent the books and records of such subsidiaries are available to the corporation.

Except in respect of the inspection of a Company’s Register of Directors upon payment of a fee at the Registrar of Companies in the Cayman Islands by any person, shareholders of a Cayman Islands exempted company have no general right under Cayman Islands law to inspect or obtain copies of a list of shareholders or other corporate records (other than the register of mortgages or charges) of the company. However, these rights may be provided in the company’s articles of association.

Shareholder Proposals	Unless provided in the corporation’s certificate of incorporation or bylaws, Delaware law does not include a provision restricting the manner in which shareholders may bring business before a meeting.

The Companies Act does not provide shareholders any right to bring business before a meeting or requisition a general meeting. However, these rights may be provided in the company’s articles of association. Our Articles do provide for these rights.

Approval of Corporate Matters by Written Consent

Delaware law permits shareholders to take action by written consent signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of shareholders.

The Companies Act allows a special resolution to be passed in writing if signed by all the voting shareholders (if authorized by the articles of association).

Our Articles authorize such written consents.

	Delaware	Cayman Islands
Calling of Special Shareholders Meetings	Delaware law permits the board of directors or any person who is authorized under a corporation’s certificate of incorporation or bylaws to call a special meeting of shareholders.

The Companies Act does not have provisions governing the proceedings of shareholders meetings which are usually provided in the articles of association.

Our Articles allow for shareholders’ meetings to be convened on the requisition in writing of any shareholder or shareholders holding at least ten percent of the paid up voting share capital. Our Articles also provide that, in the event that our board of directors does not or cannot convene a general meeting upon the duly delivered requisition of any shareholder or shareholders (as described above), the requisitionists themselves may convene the general meeting in the same manner, as nearly as possible, as that in which general meetings may be convened by the Directors, and all reasonable expenses incurred by the requisitionists as a result of the failure of the Directors to convene the general meeting shall be reimbursed to them by us.

Listing

Our ADSs are listed on The Nasdaq Capital Market under the symbol “ASLN.”

Transfer Agent and Registrar

The transfer agent and registrar for our ADSs is JPMorgan Chase Bank, N.A., or JPMorgan. Our principal share register is currently maintained by Walkers Corporate Limited and a branch share register is currently maintained by the Company. The principal share register and the branch share register reflect only record owners of our ordinary shares. Holders of our ADSs will not be treated as one of our shareholders and their names will therefore not be entered in our principal share register or our branch share register. The depositary, the custodian or their nominees will be the holder of the shares underlying our ADSs. For further discussion on our ADSs and ADS holder rights, see “Description of American Depositary Shares” in this prospectus.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

American Depositary Receipts

JPMorgan as depositary will issue the ADSs in connection with an offering. Each ADS will represent an ownership interest in a designated number of our ordinary shares which we will deposit with the depositary or the custodian, as agent of the depositary, under the deposit agreement among ourselves, the depositary and yourself as an ADR holder. In the future, each ADS will also represent any securities, cash or other property deposited with the depositary but which have not distributed directly to you. Unless certificated ADRs are specifically requested by you, all ADSs will be issued on the books of our depositary in book-entry form and periodic statements will be mailed to you which reflect your ownership interest in such ADSs. In our description, references to ADRs shall include the statements you will receive which reflect your ownership of ADSs.

The depositary’s office is located at 383 Madison Avenue, Floor 11, New York, NY, 10179.

You may hold ADSs either directly or indirectly through your broker or other financial institution. If you hold ADSs directly, by having an ADS registered in your name on the books of the depositary, you are an ADR holder. This description assumes you hold your ADSs directly. If you hold the ADSs through your broker or financial institution nominee, you must rely on the procedures of such broker or financial institution to assert the rights of an ADR holder described in this section. You should consult with your broker or financial institution to find out what those procedures are.

As an ADR holder, we will not treat you as a shareholder of ours and you will not have any direct shareholder rights. Because the depositary or its nominee will be the shareholder of record for the ordinary shares represented by all outstanding ADSs, shareholder rights rest with such record holder. Your rights are those of an ADR holder. Such rights derive from the terms of the deposit agreement to be entered into among us, the depositary and all holders from time to time of ADRs issued under the deposit agreement. The obligations of the depositary and its agents are also set out in the deposit agreement. Because the depositary or its nominee will actually be the registered owner of the ordinary shares, you must rely on it to exercise the rights of a shareholder on your behalf. The deposit agreement and the ADSs are governed by New York law. However, our obligations to the holders of ordinary shares will continue to be governed by the Cayman Islands, which may be different from the laws of the United States. Under the deposit agreement, as an ADR holder, you agree that any legal suit, action or proceeding against or involving us or the depositary, arising out of or based upon the deposit agreement, the ADSs, the ADRs or the transactions contemplated thereby, may only be instituted in a state or federal court in New York, New York, and you irrevocably waive any objection which you may have to the laying of venue of any such proceeding and irrevocably submit to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

The following is a summary of what we believe to be the material terms of the deposit agreement. Notwithstanding this, because it is a summary, it may not contain all the information that you may otherwise deem important. For more complete information, you should read the entire deposit agreement and the form of ADR which contains the terms of your ADSs. You can read a copy of the deposit agreement which is filed as an exhibit to the registration statement of which this prospectus forms a part. You may find the registration statement and the attached deposit agreement on the SEC’s website at www.sec.gov.

Share Dividends and Other Distributions

How will I receive dividends and other distributions on the ordinary shares underlying my ADSs?

We may make various types of distributions with respect to our securities. The depositary has agreed that, to the extent practicable, it will distribute to you the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities, after converting any cash received into U.S. dollars (if it determines such conversion may be made on a reasonable basis) and, in all cases, making any necessary deductions provided for in the deposit agreement. The depositary may utilize a division, branch or affiliate of JPMorgan to direct, manage and/or execute any public and/or private sale of securities under the deposit agreement. Such division, branch and/or affiliate may charge the depositary a fee in connection with such sales, which fee is considered an expense of the depositary. You will receive these distributions in proportion to the number of underlying securities that your ADSs represent.

Except as stated below, the depositary will deliver such distributions to ADR holders in proportion to their interests in the following manner:

•

Cash. The depositary will distribute any U.S. dollars available to it resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof (to the extent applicable), on an averaged or other practicable basis, subject to (i) appropriate adjustments for taxes withheld, (ii) such distribution being impermissible or impracticable with respect to certain registered ADR holders, and (iii) deduction of the depositary’s and/or its agents’ fees and expenses in (1) converting any foreign currency to U.S. dollars to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner. If exchange rates fluctuate during a time when the depositary cannot convert a foreign currency, you may lose some or all of the value of the distribution.

•

Shares. In the case of a dividend or free distribution in ordinary shares, the depositary will issue additional ADRs to evidence the number of ADSs representing such ordinary shares. Only whole ADSs will be issued. Any ordinary shares which would result in fractional ADSs will be sold and the net proceeds will be distributed in the same manner as cash to the ADR holders entitled thereto.

•

Rights to receive additional ordinary shares. In the case of a distribution of rights to subscribe for additional ordinary shares or other rights, if we timely provide evidence satisfactory to the depositary that it may lawfully distribute such rights, the depositary will distribute warrants or other instruments in the discretion of the depositary representing such rights. However, if we do not timely furnish such evidence, the depositary may:

(i)	sell such rights if practicable and distribute the net proceeds in the same manner as cash to the ADR holders entitled thereto; or

(ii)

if it is not practicable to sell such rights by reason of the non-transferability of the rights, limited markets therefor, their short duration or otherwise, do nothing, in which case ADR holders will receive nothing and the rights may lapse.

Other Distributions. In the case of a distribution of securities or property other than those described above, the depositary may either (i) distribute such securities or property in any manner it deems equitable and practicable or (ii) to the extent the depositary deems distribution of such securities or property not to be equitable and practicable, sell such securities or property and distribute any net proceeds in the same way it distributes cash.

If the depositary determines in its discretion that any distribution described above is not practicable with respect to any specific registered ADR holder, the depositary may choose any method of distribution that it deems practicable, including the distribution of foreign currency, securities or property, or it may retain such items, without liability for interest thereon or investment thereof, on behalf of the ADR holder as deposited securities, in which case the ADSs will also represent the retained items.

Any U.S. dollars will be distributed by checks drawn on a bank in the United States for whole dollars and cents. Fractional cents will be withheld without liability and dealt with by the depositary in accordance with its then current practices.

The depositary is not responsible if it fails to determine that any distribution or action is lawful or reasonably practicable.

There can be no assurance that the depositary will be able to convert any currency at a specified exchange rate or sell any property, rights, shares or other securities at a specified price, nor that any of such transactions can be completed within a specified time period. All purchases and sales of securities will be handled by the depositary in accordance with its then current policies, which are currently set forth in the “Depositary Receipt Sale and Purchase of Security” section on www.adr.com (as updated by the depositary from time to time and the location and contents of which the depositary shall be solely responsible for).

Deposit, Withdrawal and Cancellation

How does the depositary issue ADSs?

Subject to any restrictions on deposit provided for under the laws of the Cayman Islands and the deposit agreement, the depositary will issue ADSs against the deposit of: (i) ordinary shares in registered form, validly issued and outstanding; (ii) rights to receive ordinary shares from us or any registrar, transfer agent, clearing agent or other entity recording share ownership or transactions, subject in each case to payment of the fees and expenses owing to the depositary in connection with such issuance. In the case of the ADSs to be issued under this prospectus, we will arrange with the underwriters named herein to deposit such ordinary shares.

Ordinary shares deposited in the future with the custodian must be accompanied by certain documents, including Share certificates, and a certified share extract, reflecting the registration of the shares in the name of JPMorgan, as depositary for the benefit of holders of ADRs or in such other name as the depositary shall direct, a delivery order directing the depositary to issue ADSs to, or upon the written order of, the person designated in such order, instruments assigning to the custodian, the depositary or the nominee of either of them any distribution on the ordinary shares so deposited or indemnity therefor, and proxies entitling the custodian to vote the deposited ordinary shares.

The custodian will hold all deposited ordinary shares (including those being deposited by or on our behalf in connection with the offering to which this prospectus relates) for the account and to the order of the depositary for the benefit of holders of ADRs. ADR holders thus have no direct ownership interest in the ordinary shares and only have such rights as are contained in the deposit agreement. The custodian will also hold any additional securities, property and cash received on or in substitution for the deposited ordinary shares. The deposited ordinary shares and any such additional items are referred to as “deposited securities.”

Upon each deposit of ordinary shares, receipt of related delivery documentation and compliance with the other provisions of the deposit agreement, including the payment of the fees and charges of the depositary and any taxes or other fees or charges owing, the depositary will issue an ADR or ADRs in the name or upon the order of the person entitled thereto evidencing the number of ADSs to which such person is entitled. All of the ADSs issued will, unless specifically requested to the contrary, be part of the depositary’s direct registration system, and a registered holder will receive periodic statements from the depositary which will show the number of ADSs registered in such holder’s name. An ADR holder can request that the ADSs not be held through the depositary’s direct registration system and that a certificated ADR be issued.

How do ADR holders cancel an ADS and obtain deposited securities?

In accordance with the deposit agreement and subject to the requirements of the laws of the Cayman Islands, an ADR holder may request the depositary to withdraw from the depositary receipt facility created by the deposit agreement the ordinary shares represented by such holder’s ADRs and transfer such ordinary shares to such holder or, upon the written order of any person designated in such ADR holder’s written order, upon surrender of (a) a certificated ADR in a form satisfactory to the depositary or (b) proper instructions and documentation in the case of an ADR issued through the depositary’s direct registration system, as the case may be, then an ADR holder hereof is entitled to delivery at, or to the extent in dematerialized form from, the custodian’s office of the deposited securities at the time represented by the ADSs evidenced by this ADR. At the request, risk and expense of the holder hereof, the depositary may deliver such deposited securities at such other place as may have been requested by the holder.

The depositary may only restrict the withdrawal of deposited securities in connection with:

•	temporary delays caused by closing our transfer books or those of the depositary or the deposit of ordinary shares in connection with voting at a shareholders’ meeting, or the payment of dividends;

•	the payment of fees, taxes and similar charges; or

•	compliance with any U.S. or foreign laws or governmental regulations relating to the ADRs or to the withdrawal of deposited securities.

Record Dates

The depositary may, after consultation with us if practicable, fix record dates (which, to the extent applicable, shall be as near as practicable to any corresponding record dates set by us) for the determination of the registered ADR holders who will be entitled (or obligated, as the case may be): to receive any distribution on or in respect of deposited securities; to give instructions for the exercise of voting rights; to pay the fee assessed by the depositary for administration of the ADR program and for any expenses as provided for in the deposit agreement; or to receive any notice or to act or be obligated in respect of other matters; all subject to the provisions of the deposit agreement.

Voting Rights

How do I vote?

If you are an ADR holder and the depositary asks you to provide it with voting instructions, you may instruct the depositary how to exercise the voting rights for the shares which underlie your ADSs. As soon as practicable after receipt from us of notice of any meeting at which the holders of shares are entitled to vote, or of our solicitation of consents or proxies from holders of shares, the depositary shall fix the ADS record date in accordance with the provisions of the deposit agreement. The depositary shall, if we request in writing in a timely manner at least 30 days prior to the date of such vote or meeting and at our expense and provided no legal prohibitions exist, distribute to the registered ADR holders a notice stating final information particular to the voting materials received by the depositary and describing how you may instruct, or, subject to the next paragraph, will be deemed to instruct, the depositary to exercise the voting rights for the shares which underlie your ADSs, including instructions for giving a discretionary proxy to a person designated by us. Each ADR holder shall be solely responsible for the forwarding of voting notices to the beneficial owners of ADSs registered in such holder’s name. In accordance with our memorandum and articles of association, a shareholder may not exercise its own vote or by proxy on behalf of another shareholder of the company in respect of any contract or proposed contract or arrangement if such shareholder may be interested therein. Accordingly, no ADR holder shall instruct the depositary to vote on its behalf on any matter to be considered at the relevant meeting in respect of which such holder is interested.

To the extent we have provided the depositary with at least 35 days’ notice of a proposed meeting, the notice will be received by all ADR holders and beneficial owners no less than 10 days prior to the date of the meeting and/or the cut-off date for the solicitation of consents, and the depositary does not receive instructions on a particular agenda item from a ADR holder (including, without limitation, any entity or entities acting on behalf of the nominee for The Depository Trust Company, or DTC) in a timely manner, such holder shall be deemed, and in the deposit agreement the depositary is instructed to deem such holder, to have instructed the depositary to give a discretionary proxy for such agenda item(s) to a person designated by us to vote the shares represented by their ADSs for which actual instructions were not so given by all such ADR holders on such agenda item(s), provided that no such instruction shall be deemed given and no discretionary proxy shall be given unless (1) we inform the depositary in writing that (a) we wish such proxy to be given with respect to such agenda item(s), (b) there is no substantial opposition existing with respect to such agenda item(s) and (c) such agenda item(s), if approved, would not materially or adversely affect the rights of holders of shares and (2) we have provided the depositary with an opinion of our counsel, in form and substance satisfactory to the depositary, confirming that (a) the granting of such discretionary proxy does not subject the depositary to any reporting obligations in the Cayman Islands, (b) the granting of such proxy will not result in a violation of Cayman Island laws, rules, regulations or permits, (c) the voting arrangement and deemed instruction as contemplated herein will be given effect under Cayman Islands laws, rules and regulations, and (d) the granting of such discretionary proxy will not under any circumstances result in the ADSs being treated as assets of the depositary under Cayman Island laws, rules or regulations.

Holders are strongly encouraged to forward their voting instructions to the depositary as soon as possible. For instructions to be valid, the ADR department of the depositary that is responsible for proxies and voting must receive them in the manner and on or before the time specified, notwithstanding that such instructions may have been physically received by the depositary prior to such time. The depositary will not itself exercise any voting discretion. Furthermore, neither the depositary nor its agents are responsible for any failure to carry out any voting instructions, for the manner in which any vote is cast or for the effect of any vote. Notwithstanding anything contained in the deposit agreement or any ADR, the depositary may, to the extent not prohibited by law or regulations, or by the requirements of the stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of deposited securities, distribute to the registered holders of ADRs a notice that provides such holders with, or otherwise publicizes to such holders, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

There is no guarantee that you will receive voting materials in time to instruct the depositary to vote and it is possible that you, or persons who hold their ADSs through brokers, dealers or other third parties, will not have the opportunity to exercise a right to vote.

We have advised the depositary that under the Cayman Islands law and our memorandum and articles of association, voting at any meeting of our shareholders is by show of hands unless a poll is (before or on the declaration of the results of the show of hands) demanded. In the event that voting on any resolution or matter is conducted on a show of hands basis in accordance with the memorandum and articles of association, the depositary will refrain from voting and the voting instructions received by the depositary from holders shall lapse. The depositary will not demand a poll or join in demanding a poll, whether or not requested to do so by holders of ADSs.

Reports and Other Communications

Will ADR holders be able to view our reports?

The depositary will make available for inspection by ADR holders at the offices of the depositary and the custodian, or upon request made to the depositary (which request may be refused by the depositary at its discretion), the deposit agreement, the provisions of or governing deposited securities, and any written communications from us which are both received by the custodian or its nominee as a holder of deposited securities and made generally available to the holders of deposited securities.

Additionally, if we make any written communications generally available to holders of our ordinary shares, and we furnish copies thereof (or English translations or summaries) to the depositary, it will distribute the same to registered ADR holders.

Fees and Expenses

What fees and expenses will I be responsible for paying?

The depositary may charge each person to whom ADSs are issued, including, without limitation, issuances against deposits of ordinary shares, issuances in respect of share distributions, rights and other distributions, issuances pursuant to a stock dividend or stock split declared by us or issuances pursuant to a merger, exchange of securities or any other transaction or event affecting the ADSs or deposited securities, and each person surrendering ADSs for withdrawal of deposited securities or whose ADRs are cancelled or reduced for any other reason, $5.00 for each 100 ADSs (or any portion thereof) issued, delivered, reduced, cancelled or surrendered, as the case may be. The depositary may sell (by public or private sale) sufficient securities and property received in respect of a share distribution, rights and/or other distributions prior to such deposit to pay such charge.

The following additional charges shall be incurred by the ADR holders, by any party depositing or withdrawing shares or by any party surrendering ADSs and/or to whom ADSs are issued (including, without limitation, issuances pursuant to a stock dividend or stock split declared by us or an exchange of stock regarding the ADSs or the deposited securities or a distribution of ADSs), whichever is applicable:

•	a fee of up to $0.05 per ADS upon which any cash distribution made pursuant to the deposit agreement;

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an aggregate fee of $0.05 or less per ADS per calendar year (or portion thereof) for services performed by the depositary in administering the ADRs (which fee may be charged on a periodic basis during each calendar year and shall be assessed against holders of ADRs as of the record date or record dates set by the depositary during each calendar year and shall be payable in the manner described in the next succeeding provision);

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a fee for the reimbursement of such fees, charges and expenses as are incurred by the depositary and/or any of its agents (including, without limitation, the custodian and expenses incurred on behalf of ADR holders in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in connection with the servicing of the ordinary shares or other deposited securities, the sale of securities (including, without limitation, deposited securities), the delivery of deposited securities or otherwise in connection with the depositary’s or its custodian’s compliance with applicable law, rule or regulation (which fees and charges shall be assessed on a proportionate basis against ADR holders as of the record date or dates set by the depositary and shall be payable at the sole discretion of the depositary by billing such ADR holders or by deducting such charge from one or more cash dividends or other cash distributions);

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a fee for the distribution of securities (or the sale of securities in connection with a distribution), such fee being in an amount equal to the $0.05 per ADS issuance fee for the execution and delivery of ADSs which would have been charged as a result of the deposit of such securities (treating all such securities as if they were ordinary shares) but which securities or the net cash proceeds from the sale thereof are instead distributed by the depositary to those ADR holders entitled thereto;

•	stock transfer or other taxes and other governmental charges;

•	SWIFT, cable, telex and facsimile transmission and delivery charges incurred at your request in connection with the deposit or delivery of shares, ADRs or deposited securities;

•	transfer or registration fees for the registration or transfer of deposited securities on any applicable register in connection with the deposit or withdrawal of deposited securities; and

•	fees of any division, branch or affiliate of the depositary utilized to direct, manage and/or execute any public and/or private sale of securities under the deposit agreement.

Foreign Exchange Related Matters

To facilitate the administration of various depositary receipt transactions, including disbursement of dividends or other cash distributions and other corporate actions, the depositary may engage the foreign exchange desk within JPMorgan and/or its affiliates in order to enter into spot foreign exchange transactions to convert foreign currency into U.S. dollars, or FX Transactions. For certain currencies, FX Transactions are entered into with JPMorgan or an affiliate, as the case may be, acting in a principal capacity. For other currencies, FX Transactions are routed directly to and managed by an unaffiliated local custodian (or other third party local liquidity provider), and neither the JPMorgan nor any of its affiliates is a party to such FX Transactions.

The foreign exchange rate applied to an FX Transaction will be either (a) a published benchmark rate, or (b) a rate determined by a third party local liquidity provider, in each case plus or minus a spread, as applicable. The depositary will disclose which foreign exchange rate and spread, if any, apply to such currency on the “Disclosure” page of www.adr.com (as updated by the depositary from time to time and the location and contents of which the depositary shall be solely responsible for). Such applicable foreign exchange rate and spread may (and neither the depositary, JPMorgan nor any of their affiliates is under any obligation to ensure that such rate does not) differ from rates and spreads at which comparable transactions are entered into with other customers or the range of foreign exchange rates and spreads at which JPMorgan or any of its affiliates enters into foreign exchange transactions in the relevant currency pair on the date of the FX Transaction. Additionally, the timing of execution of an FX Transaction varies according to local market dynamics, which may include regulatory requirements, market hours and liquidity in the foreign exchange market or other factors. Furthermore, JPMorgan and its affiliates may manage the associated risks of their position in the market in a manner they deem appropriate without regard to the impact of such activities on us, the depositary, holders or beneficial owners. The spread applied does not reflect any gains or losses that may be earned or incurred by JPMorgan and its affiliates as a result of risk management or other hedging related activity.

Notwithstanding the foregoing, to the extent we provide U.S. dollars to the depositary, neither JPMorgan nor any of its affiliates will execute an FX Transaction as set forth herein. In such case, the depositary will distribute the U.S. dollars received from us.

We will pay all other charges and expenses of the depositary and any agent of the depositary (except the custodian) pursuant to agreements from time to time between us and the depositary. The charges described above may be amended from time to time by agreement between us and the depositary. The right of the depositary to receive payment of fees, charges and expenses as provided above shall survive the termination of the deposit agreement.

The depositary anticipates reimbursing us for certain expenses incurred by us that are related to the establishment and maintenance of the ADR program upon such terms and conditions as we and the depositary may agree from time to time. The depositary may make available to us a set amount or a portion of the depositary fees charged in respect of the ADR program or otherwise upon such terms and conditions as we and the depositary may agree from time to time. The depositary collects its fees for issuance and cancellation of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions, or by directly billing investors, or by charging the book-entry system accounts of participants acting for them. The depositary will generally set off the amounts owing from distributions made to holders of ADSs. If, however, no distribution exists and payment owing is not timely received by the depositary, the depositary may refuse to provide any further services to holders that have not paid those fees and expenses owing until such fees and expenses have been paid. At the discretion of the depositary, all fees and charges owing under the deposit agreement are due in advance and/or when declared owing by the depositary.

Payment of Taxes

If any taxes or other governmental charges (including any penalties and/or interest) shall become payable by or on behalf of the custodian or the depositary with respect to any ADR, any deposited securities represented by the ADSs evidenced thereby or any distribution thereon, such tax or other governmental charge shall be paid by the ADR holders to the depositary and by holding or having held an ADR or any ADSs evidenced thereby, the holder and all beneficial owners thereof and all prior holders and beneficial owners holders thereof, jointly and severally, agree to indemnify, defend and save harmless each of the depositary and its agents in respect of such tax or other governmental charge. Each Holder of this ADR and beneficial owner of the ADSs evidenced thereby, and each prior holder and beneficial owner and thereof, or collectively, the Tax Indemnitors, by holding or having held an ADR or an interest in ADSs, acknowledges and agrees that the depositary shall have the right to seek payment of amounts owing with respect to this ADR from any one or more Tax Indemnitor(s) as determined by the depositary in its sole discretion, without any obligation to seek payment from any other Tax Indemnitor(s). If an ADR holder owes any tax or other governmental charge, the depositary may (i) deduct the amount thereof from any distributions, or (ii) sell deposited securities (by public or private sale) and deduct the amount owing from the net proceeds of such sale. In either case the ADR holder remains liable for any shortfall. If any tax or governmental charge is unpaid, the depositary may also refuse to effect any registration, registration of transfer, split-up or combination of ADRs or withdrawal of deposited securities until such payment is made. If any tax or governmental charge is required to be withheld on any cash distribution, the depositary may deduct the amount required to be withheld from any cash distribution or, in the case of a non-cash distribution, sell the distributed property or securities (by public or private sale) in such amounts and in such manner as the depositary deems necessary and practicable to pay such taxes and shall distribute any remaining net proceeds or the balance of any such property after deduction of such taxes to the ADR holders entitled thereto.

Notwithstanding the above, we will pay all stamp duties and other similar duties or taxes payable in the Cayman Islands, Singapore, the United States of America and any other jurisdiction, on or in connection with the constitution and issue of the ADSs and the execution or other event concerning the deposit agreement. If any legal proceedings are taken to enforce our obligations under the deposit agreement or the ADSs and for the purpose of such proceedings any of them are required to be taken into or enforced in any jurisdiction and stamp duties or other similar duties or taxes become payable in connection with such proceedings in such jurisdiction, the ADR holders will pay (or reimburse the person making a valid payment of) all such stamp duties and other similar duties and taxes, including any penalties and interest, unless otherwise ordered by a court of competent jurisdiction in such proceedings. The depositary may sell any deposited securities and cancel ADSs with respect thereof in order to pay any such stamp duties or other similar duties or taxes owed under the deposit agreement by ADR holders without the depositary being required to request payment thereof from the ADR holders.

Each holder and beneficial owner agrees to indemnify us, the depositary, its custodian and any of our or their respective officers, directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained, and such obligations of the holders and beneficial owners shall survive the transfer of ADSs, any surrender of ADSs and withdrawal of deposited securities and any termination of the deposit agreement.

Reclassifications, Recapitalizations and Mergers

If we take certain actions that affect the deposited securities, including (i) any change in par value, split-up, consolidation, cancellation or other reclassification of deposited securities or (ii) any distributions of ordinary shares or other property not made to holders of ADRs or (iii) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all of our assets, then the depositary may choose to, and shall if reasonably requested by us:

(1)	amend the form of ADR;

(2)	distribute additional or amended ADRs;

(3)	distribute cash, securities or other property it has received in connection with such actions;

(4)	sell by public or private sale any securities or property received; or

(5)	none of the above.

If the depositary does not choose any of the above options, any of the cash, securities or other property it receives will constitute part of the deposited securities and each ADS will then represent a proportionate interest in such property.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADSs without your consent for any reason. ADR holders or beneficial owners must be given at least 30 days’ notice of any amendment that imposes or increases any fees or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, SWIFT, telex or facsimile transmission costs, delivery costs or other such expenses), or that otherwise prejudices any substantial existing right of ADR holders or beneficial owners. Such notice need not describe in detail the specific amendments effectuated thereby, but must identify to ADR holders a means to access the text of such amendment. If an ADR holder continues to hold an ADR or ADRs after being so notified, such ADR holder is deemed to agree to such amendment and to be bound by the deposit agreement as so amended. Any amendments or supplements which (i) are reasonably necessary (as agreed by us and the depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act of 1933 or (b) the ADSs or shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by ADR holders, shall be deemed not to prejudice any substantial rights of ADR holders or beneficial owners. Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the deposit agreement or the form of ADR to ensure compliance therewith, we and the depositary may amend or supplement the deposit agreement and the ADR at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement may take effect before a notice is given or within any other period of time as required for compliance. No amendment, however, will impair your right to surrender your ADSs and receive the underlying securities, except in order to comply with mandatory provisions of applicable law.

How may the deposit agreement be terminated?

The depositary may, and shall at our written direction, terminate the deposit agreement and the ADRs by mailing notice of such termination the registered holders of ADRs at least 30 days prior to the date fixed in such notice for such termination; provided, however, if the depositary shall have (i) resigned as depositary under the deposit agreement, notice of such termination by the depositary shall not be provided to registered holders unless a successor depositary shall not be operating under the deposit agreement within 60 days of the date of such resignation, and (ii) been removed as depositary under the deposit agreement, notice of such termination by the depositary shall not be provided to registered holders of ADRs unless a successor depositary shall not be operating under the deposit agreement on the 60th day after our notice of removal was first provided to the depositary. Notwithstanding anything to the contrary in the deposit agreement without notice to us, the depositary may terminate the deposit agreement without notice to us, but subject to giving 30 days’ notice to the ADR holders, if: (i) we become bankrupt or insolvent, (ii) we effect (or will effect) a redemption of all or substantially all of the deposited securities, or a cash or share distribution representing a return of all or substantially all of the value of the deposited securities, or (iii) there occurs a merger, consolidation, sale of assets or other transaction as a result of which securities or other property are delivered in exchange for or in lieu of deposited securities. Additionally, the depositary may immediately terminate the deposit agreement, without prior notice to us, any ADR holder or beneficial owner or any other person if required by any law, rule or regulation relating to sanctions by any governmental authority or body, or if the depositary would be subject to liability under or pursuant to any law, rule or regulation, or if otherwise required by any governmental authority or body, in each case as determined by the depositary in its reasonable discretion.

After termination, the depositary shall use its reasonable efforts to ensure that the ADSs cease to be DTC eligible so that neither DTC nor any of its nominees shall thereafter be a holder. At such time as the ADSs cease to be DTC eligible and/or neither DTC nor any of its nominees is a holder, the depositary shall (a) instruct its custodian to deliver all deposited securities to us along with a general stock power that refers to the names set forth on the ADR Register and (b) provide us with a copy of the ADR Register. Upon receipt of such deposited securities and the ADR Register, we shall use our best efforts to issue to each holder a share certificate representing the shares represented by the ADSs reflected on the ADR Register in such holder’s name and to deliver such share certificate to the holder at the address set forth on the ADR Register. After providing such instruction to the custodian and delivering a copy of the ADR Register to us, the depositary and its agents shall have no further obligations.

Limitations on Obligations and Liability to ADR holders

Limits on our obligations and the obligations of the depositary; limits on liability to ADR holders and holders of ADSs.

Prior to the issue, registration, registration of transfer, split-up, combination, or withdrawal of any ADRs, or the delivery of any distribution in respect thereof, and from time to time in the case of the production of proofs as described below, we or the depositary or its custodian may require:

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payment with respect thereto of (i) any stock transfer or other tax or other governmental charge, (ii) any stock transfer or registration fees in effect for the registration of transfers of ordinary shares or other deposited securities upon any applicable register and (iii) any applicable fees and expenses described in the deposit agreement;

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the production of proof satisfactory to it of (i) the identity of any signatory and genuineness of any signature and (ii) such other information, including without limitation, information as to citizenship, residence, exchange control approval, beneficial ownership of any securities, compliance with applicable law, regulations, provisions of or governing deposited securities and terms of the deposit agreement and the ADRs, as it may deem necessary or proper; and

•	compliance with such regulations as the depositary may establish consistent with the deposit agreement.

The issuance of ADRs, the acceptance of deposits of ordinary shares, the registration, registration of transfer, split-up or combination of ADRs or the withdrawal of shares, may be suspended, generally or in particular instances, when the ADR register or any register for deposited securities is closed or when any such action is deemed advisable by the depositary; provided that the ability to withdraw shares may only be limited under the following circumstances: (i) temporary delays caused by closing transfer books of the depositary or our transfer books or the deposit of ordinary shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes, and similar charges, and (iii) compliance with any laws or governmental regulations relating to ADRs or to the withdrawal of deposited securities.

The deposit agreement expressly limits the obligations and liability of the depositary, ourselves and our respective directors, officers, employees, agents and affiliates, provided, however, that no disclaimer of liability under the Securities Act of 1933 is intended by any of the limitations of liabilities provisions of the deposit agreement. In the deposit agreement it provides that neither we nor the depositary nor any such other party will be liable to holders or beneficial owners if:

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any present or future law, rule, regulation, fiat, order or decree of the United States, the Cayman Islands, Singapore, or any other country or jurisdiction, or of any governmental or regulatory authority or securities exchange or market or automated quotation system, the provisions of or governing any deposited securities, any present or future provision of our charter, any act of God, war, terrorism, epidemic, pandemic, nationalization, expropriation, currency restrictions, extraordinary market conditions, work stoppage, strike, civil unrest, revolutions, rebellions, explosions, cyber, ransomware or malware attack, computer failure or circumstance beyond our, the depositary’s or any such other party’s direct and immediate control shall prevent or delay, or shall cause any of them to be subject to any civil or criminal penalty in connection with, any act which the deposit agreement or the ADRs provide shall be done or performed by us, the depositary or such other party (including, without limitation, voting);

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by reason of any non-performance or delay, caused in the performance of any act or things which by the terms of the deposit agreement it is provided shall or may be done or performed or it exercises or fails to exercise discretion under the deposit agreement or the ADRs including, without limitation, any failure to determine that any distribution or action may be lawful or reasonably practicable;

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it performs its obligations under the deposit agreement and ADRs without gross negligence or willful misconduct and the depositary shall not be a fiduciary or have any fiduciary duty to holders or beneficial owners; or

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it takes any action or refrains from taking any action in reliance upon the advice of or information from legal counsel, accountants, any person presenting ordinary shares for deposit, any registered holder of ADRs, or any other person believed by it to be competent to give such advice or information, or in the case of the depositary only, from us.

We and the depositary and its agents may rely and shall be protected in acting upon any written notice, request, direction, instruction or document believed by it to be genuine and to have been signed, presented or given by the proper party or parties.

Neither we, the depositary nor our respective agents have any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities or the ADRs which in its opinion may involve it in expense or liability, if indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability is furnished as often as may be required. The depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the deposit agreement, any registered holder or holders of ADRs, any ADRs or otherwise related to the deposit agreement or ADRs to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators. The depositary shall not be liable for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system. Furthermore, the depositary shall not be responsible for, and shall incur no liability in connection with or arising from, the insolvency of any custodian that is not a branch or affiliate of JPMorgan. Notwithstanding anything to the contrary contained in the deposit agreement or any ADRs, the depositary shall not be responsible for, and shall incur no liability in connection with or arising from, any act or omission to act on the part of the custodian except to the extent that any holder has incurred liability directly as a result of the custodian having (i) committed fraud or willful misconduct in the provision of custodial services to the depositary or (ii) failed to use reasonable care in the provision of custodial services to the depositary as determined in accordance with the standards prevailing in the jurisdiction in which the custodian is located. The depositary shall not have any liability for the price received in connection with any sale of securities, the timing thereof or any delay in action or omission to act nor shall it be responsible for any error or delay in action, omission to act, default or negligence on the part of the party so retained in connection with any such sale or proposed sale.

The depositary has no obligation to inform ADR holders or other holders of an interest in any ADSs about the requirements of the laws, rules or regulations of any country or jurisdiction or of any governmental or regulatory authority or any securities exchange or market or automated quotation system, or any changes therein or thereto.

Additionally, none of us, the depositary or the custodian shall be liable for the failure by any registered holder or beneficial owner of ADRs to obtain the benefits of credits or refunds of non-U.S. tax paid against such holder’s or beneficial owner’s income tax liability. Neither we nor the depositary shall incur any liability for any tax or tax consequences that may be incurred by registered holders or beneficial owners on account of their ownership of ADRs or ADSs.

Neither the depositary nor its agents will be responsible for any failure to carry out any instructions to vote any of the deposited securities, for the manner in which any such vote is cast or for the effect of any such vote. The depositary may rely upon instructions from us or our counsel in respect of any approval or license required for any currency conversion, transfer or distribution. The depositary shall not incur any liability for the content of any information submitted to it by us or on our behalf for distribution to ADR holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the deposited securities, for the validity or worth of the deposited securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the deposit agreement or for the failure or timeliness of any notice from us. The depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the depositary or in connection with any matter arising wholly after the removal or resignation of the depositary.

Neither we, the depositary nor any of our respective directors, officers, employees, agents or affiliates, nor our company’s supervisors, shall be liable to registered holders or beneficial owners for any indirect, special, punitive or consequential damages (including, without limitation, legal fees and expenses) or lost profits, in each case of any form incurred by any person or entity (including, without limitation, holders and beneficial owners), whether or not foreseeable and regardless of the type of action in which such a claim may be brought.

In the deposit agreement each party thereto (including, for avoidance of doubt, each holder and beneficial owner and/or holder of interests in ADRs) irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any suit, action or proceeding against the depositary and/or us directly or indirectly arising out of or relating to the ordinary shares or other deposited securities, the ADSs or the ADRs, the deposit agreement or any transaction contemplated therein, or the breach thereof (whether based on contract, tort, common law or any other theory).

The depositary and its agents may own and deal in any class of securities of our company and our affiliates and in ADRs.

Disclosure of Interest in ADSs

To the extent that the provisions of or governing any deposited securities may require disclosure of or impose limits on beneficial or other ownership of, or interests in, deposited securities, other ordinary shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, you agree to comply with all such disclosure requirements and ownership limitations and to comply with any reasonable instructions we may provide in respect thereof.

Each ADR holder agrees to comply with requests from us pursuant to the laws, rules and regulations of the Cayman Islands and Singapore, as well as the rules and regulations of any stock exchange on which the ordinary shares may hereinafter be registered, traded or listed to provide information, inter alia, as to the capacity in which such ADR holder owns ADRs (and ordinary shares as the case may be) and regarding the identity of any other person interested in such ADRs and the nature of such interest.

Books of Depositary

The depositary or its agent will maintain a register for the registration, registration of transfer, combination and split-up of ADRs, which register shall include the depositary’s direct registration system. Registered holders of ADRs may inspect such register at the depositary’s office at all reasonable times, but for the purpose of communicating with other ADR holders in the interest of the business of our company or a matter relating to the deposit agreement. Such register may be closed at any time or from time to time, when deemed expedient by the depositary.

The depositary will maintain facilities for the delivery and receipt of ADRs.

Appointment

In the deposit agreement, each registered holder of ADRs and each beneficial owner, upon acceptance of any ADSs or ADRs (or any interest in any of them) issued in accordance with the terms and conditions of the deposit agreement will be deemed for all purposes to:

•	be a party to and bound by the terms of the deposit agreement and the applicable ADR or ADRs;

•

appoint the depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the deposit agreement and the applicable ADR or ADRs, to adopt any and all procedures necessary to comply with applicable laws and to take such action as the depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the deposit agreement and the applicable ADR or ADRs, the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof; and

•

acknowledge and agree that (i) nothing in the deposit agreement or any ADR shall give rise to a partnership or joint venture among the parties thereto nor establish a fiduciary or similar relationship among such parties, (ii) the depositary, its divisions, branches and affiliates, and their respective agents, may from time to time be in the possession of non-public information about us, holders, beneficial owners and/or their respective affiliates, (iii) the depositary and its divisions, branches and affiliates may at any time have multiple banking relationships with us, holders, beneficial owners and/or the affiliates of any of them, (iv) the depositary and its divisions, branches and affiliates may, from time to time, be engaged in transactions in which parties adverse to us or the holders or beneficial owners may have interests, (v) nothing contained in the deposit agreement or any ADR(s) shall (A) preclude the depositary or any of its divisions, branches or affiliates from engaging in such transactions or establishing or maintaining such relationships, or (B) obligate the depositary or any of its divisions, branches or affiliates to disclose such transactions or relationships or to account for any profit made or payment received in such transactions or relationships, (vi) the depositary shall not be deemed to have knowledge of any information held by any branch, division or affiliate of the depositary and (vii) notice to a holder shall be deemed, for all purposes of the deposit agreement, to constitute notice to any and all beneficial owners of the ADSs evidenced by such holder’s ADRs.

Governing Law, Submission to Jurisdiction and Arbitration

The deposit agreement, the ADSs and the ADRs are governed by and construed in accordance with the laws of the State of New York without giving effect to the application of the conflict of law principles thereof. In the deposit agreement, we have submitted to the jurisdiction of the state and federal courts of the State of New York and appointed an agent for service of process on our behalf. Notwithstanding the foregoing, subject to the terms described below, including the federal securities law carve-out set forth at the end of this sentence, (i) the depositary may refer any such suit, action or proceedings to arbitration in accordance with the provisions of the deposit agreement, and, upon such referral, any such suit, action or proceeding instituted by us shall be finally decided in such arbitration rather than in such court, (ii) the depositary may, in its sole discretion, elect to institute any dispute, suit, action, controversy, claim or proceeding directly or indirectly based on, arising out of or relating to the deposit agreement or the ADRs or the transactions contemplated thereby, including without limitation any question regarding its or their existence, validity, interpretation, performance or termination, against any other party or parties to the deposit agreement (including, without limitation, against ADR holders and beneficial owners), by having the matter referred to and finally resolved by an arbitration conducted under the terms described below, and (iii) the depositary may in its sole discretion require that any dispute, suit, action, controversy, claim, or proceeding of the type described in clause (ii) above, brought against the depositary by any party or parties to the deposit agreement (including, without limitation, by ADR holders and beneficial owners ), shall be referred to and finally settled by an arbitration conducted under the terms described below; provided however, that to the extent there are specific federal securities law violation aspects to any disputes against us and/or the depositary brought by any ADR holder or beneficial owner, the federal securities law violation aspects of such disputes brought by an ADR holder and/or beneficial owner against us and/or the depositary may, at the option of such holder, remain in state or federal court in New York, New York and all other aspects, claims, disputes, legal suits, actions and/or proceedings brought by such holder against us and/or the depositary, including those brought along with, or in addition to, federal securities law violation claims, would be referred to arbitration in accordance with the provisions of the deposit agreement. Any such arbitration shall be conducted either in New York, New York in accordance with the Commercial Arbitration Rules of the American Arbitration Association or in Hong Kong following the arbitration rules of the United Nations Commission on International Trade Law with the Hong Kong International Arbitration Centre serving as the appointing authority, and the language of any such arbitration shall be English.

Notwithstanding the foregoing, any suit, action or proceeding based on the deposit agreement, the ADSs or the ADRs or the transactions contemplated thereby may be instituted by the depositary in any competent court in the Cayman Islands, Singapore and/or the United States.

By holding an ADS or an interest therein, registered holders of ADRs and beneficial owners each irrevocably agree that subject to the depositary’s rights, (i) any legal suit, action or proceeding against or involving us or the depositary, arising out of or based upon the deposit agreement, the ADSs or the ADRs or the transactions contemplated herein, therein or hereby may only be instituted in a state or federal court in New York, New York, and each irrevocably waives any objection which it may have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

TAXATION

The material U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the prospectus supplement pertaining to those securities.

LEGAL MATTERS

We are being represented by Cooley LLP, San Diego, California, with respect to certain legal matters of U.S. federal securities and New York State law. The validity of our ordinary shares underlying our ADSs and certain other matters of Cayman Islands law will be passed upon for us by Walkers. Additional legal matters may be passed upon for any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of ASLAN Pharmaceuticals Limited as of December 31, 2021 and 2022, and for each of the three years in the period ended December 31, 2022, incorporated by reference in this prospectus by reference to ASLAN Pharmaceuticals Limited’s annual report on Form 20-F for the year ended December 31, 2022, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The registered business address of Deloitte & Touche LLP is 6 Shenton Way, OUE Downtown 2, #33-00, Singapore 068809.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, Cayman Islands companies do not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our executive officers, directors and shareholders, be subject to arbitration.

Substantially all of our assets are located outside the United States. In addition, most of our directors and executive officers are nationals or residents of jurisdictions other than the United States and substantially all of their assets are located outside the United States. As a result, it may be difficult or impossible for you to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the U.S. District Court for the Southern District of New York in connection with any offerings under this prospectus under the federal securities laws of the United States or of any State in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York in connection with any offerings under this prospectus under the securities laws of the State of New York.

Cayman Islands

We have been advised by Walkers, our counsel as to Cayman Islands law, that the United States and the Cayman Islands do not have a treaty providing for reciprocal recognition and enforcement of judgments of U.S. courts in civil and commercial matters and that there is uncertainty as to whether a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability provisions, whether or not predicated solely upon the U.S. federal securities laws, would be enforceable in the Cayman Islands. This uncertainty relates to whether such a judgment would be determined by the courts of the Cayman Islands to be penal or punitive in nature.

We have also been advised by Walkers that, notwithstanding the above, a final and conclusive judgment obtained in U.S. federal or state courts under which a definite sum of money is payable as compensatory damages and not in respect of laws that are penal in nature (i.e., not being a sum claimed by a revenue authority for taxes or other charges of a similar nature by a governmental authority, or in respect of a fine or penalty or multiple or punitive damages) will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided that: (a) the court that gave the judgment was competent to hear the action in accordance with private international law principles as applied by the courts in the Cayman Islands and the parties subject to such judgment either submitted to such jurisdiction or were resident or carrying on business within such jurisdiction and were duly served with process, (b) the judgment given by the foreign court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations, (c) the judgment was final and conclusive and for a liquidated sum, (d) the judgment was not obtained by fraud (e) the judgment was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or public policy in the Cayman Islands.

A Cayman Islands court may impose civil liability on us or our directors or officers in a suit brought in the Grand Court of the Cayman Islands against us or these persons with respect to a violation of U.S. federal securities laws, provided that the facts surrounding any violation constitute or give rise to a cause of action under Cayman Islands law.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. Under the Exchange Act, we file annual reports on Form 20-F and other information with the SEC. We also furnish to the SEC under cover of Form 6-K material information required to be made public in our home country, filed with and made public by any stock exchange on which we are listed or distributed by us to our shareholders. As a foreign private issuer, we are exempt from, among other things, the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The SEC maintains a web site that contains reports and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

This prospectus and any prospectus supplement are part of a registration statement on Form F-3 that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement of which this prospectus forms a part. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

We also maintain a website at www.aslanpharma.com through which you can access our SEC filings. The information set forth on our website is not part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. This means that we can disclose important information by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and information that we file with the SEC after the date of this prospectus and before the termination or completion of this offering will also be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents and will automatically update and supersede previously filed information, including information contained in this document.

The documents we are incorporating by reference are:

•	our Annual Report on Form 20-F for the year ended December 31, 2022, filed with the SEC on March 24, 2023;

•	our Reports on Form 6-K furnished to the SEC on January 4, 2023; January 31, 2023; February 24, 2023; and March 10, 2023; and

•

the description of ADSs representing our ordinary shares contained in our Registration Statement on Form 8-A filed with the SEC on April 30, 2018, including any amendments or reports filed for the purpose of updating such description.

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after (i) the date of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement (if they state that they are incorporated by reference into such registration statement) and (ii) the date of this prospectus prior to the termination of this offering (if they state that they are incorporated by reference into this prospectus). In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

ASLAN Pharmaceuticals Limited

3 Temasek Avenue

Level 18 Centennial Tower

Singapore 039190

+65 6817 9598

You may also access these documents on our website, www.aslanpharma.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

EXPENSES ASSOCIATED WITH REGISTRATION

The following is an estimate of the expenses (all of which are to be paid by us) that we may incur in connection with the securities being registered hereby, other than the SEC registration fee.

SEC registration fee	$13,653
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
Printing expenses	(1)
Miscellaneous expenses	(1)

Total	$(1)

(1)

The amount of securities and number of offerings are indeterminable and the expenses cannot be estimated at this time. An estimate of the aggregate expenses in connection with the sale and distribution of securities being offered will be included in the applicable prospectus supplement.

Up to $12,000,000

American Depositary Shares Representing Ordinary Shares

PROSPECTUS SUPPLEMENT

Jefferies

April 12, 2024